UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2004

R.H. DONNELLEY CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 WINSTEAD DRIVE, CARY, NORTH CAROLINA	27513

(Address of Principal Executive Offices)	(Zip Code)

R.H. DONNELLEY INC.*

(Exact Name of Registrant as Specified in Charter)

DELAWARE	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 WINSTEAD DRIVE, CARY, NORTH CAROLINA	27513

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (919) 297-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communication pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4 (c))

     *R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012 and is subject to the filing requirements of Section 15(d) as a result of such notes. As of November 1, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

     This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K (the “Initial 8-K”) filed on September 3, 2004 by R.H. Donnelley Corporation (the “Company”) to include the financial statements and pro forma financial information referred to in Item 9.01(a) and (b) below relating to the SBC Directory Acquisition (as defined below). At the time of the filing of the Initial 8-K, it was impractical for the Company to provide these financial statements and pro forma financial information. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include the previously omitted information.

     As reported under Items 1.01 and 2.01 in the Initial 8-K, on September 1, 2004, the Company completed the acquisition of the directory publishing business of SBC Communications, Inc. (“SBC”) in Illinois and Northwest Indiana, including SBC’s interests in The DonTech II Partnership, a 50/50 general partnership between the Company and SBC (“DonTech”) (collectively, the “SBC Directory Acquisition”). The acquisition was accomplished pursuant to, and in accordance with, the terms of the Purchase Agreement, dated as of July 28, 2004, by and among the Company, Ameritech Corporation (“Ameritech”), a Delaware corporation and a direct wholly owned subsidiary of SBC, and Ameritech Publishing, Inc., a Delaware corporation and a direct wholly owned subsidiary of Ameritech.

Item 9. Financial Statements and Exhibits.

     (a) Financial Statements of the Businesses Acquired.

Page Reference
Index to Financial Statements	2

Ameritech Publishing of Illinois, Inc. and Ameritech Publishing of Illinois Partners Partnership Combined Financial Statements

Interim Unaudited Combined Financial Statements
Combined Statements of Income for the six months ended June 30, 2004 and 2003	4
Combined Balance Sheets at June 30, 2004 and 2003	5
Combined Statements of Cash Flows for the six months ended June 30, 2004 and 2003	6
Combined Statements of Parent Company Capital for the six months ended June 30, 2004 and 2003	7
Notes to Combined Financial Statements	8

Annual Audited Combined Financial Statements
Report of Independent Auditors	11
Combined Statements of Income for the three years ended December 31, 2003	12
Combined Balance Sheets at December 31, 2003 and 2002	13
Combined Statements of Cash Flows for the three years ended December 31, 2003	14
Combined Statements of Parent Company Capital for the three years ended December 31, 2003	15
Notes to Combined Financial Statements	16

DonTech II Partnership Financial Statements

Interim Unaudited Financial Statements
Balance Sheet at June 30, 2004 and December 31, 2003	29
Statement of Partners’ Capital for the six months ended June 30, 2004	30
Statements of Operations for the six months ended June 30, 2004 and 2003	31
Statements of Cash Flows for the six months ended June 30, 2004 and 2003	32
Notes to Financial Statements	33

Annual Audited Financial Statements
Report of Independent Auditors	38
Balance Sheets at December 31, 2003 and 2002	39
Statements of Partners’ Capital for the three years ended December 31, 2003	40
Statements of Operations for the three years ended December 31, 2003	41
Statements of Cash Flows for the three years ended December 31, 2003	42
Notes to Financial Statements	43

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership

Combined Financial Statements (Unaudited)

Six Months Ended June 30, 2004 and 2003

AMERITECH PUBLISHING OF ILLINOIS, INC. AND
AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED STATEMENTS OF INCOME (Unaudited)

	Six Months Ended

Dollars in thousands	June 30,

	2004	2003

Operating Revenues	$234,389	$240,582
Operating Expenses
Product expenses	122,841	123,777
General and administrative expenses	13,449	21,158

Total operating expenses	136,290	144,935

Operating Income	98,099	95,647

Other Income (Expense)
Interest expense	0	0
Other income (expense) – net	0	0

Total other income (expense)	0	0

Income Before Income Taxes	98,099	95,647
Income taxes	39,504	38,028

Income Before Cumulative Effect of Accounting Change	58,595	57,619
Cumulative effect of accounting change (net of tax)	0	(58,711)

Net Income	$58,595	$(1,092)

The accompanying notes are an integral part of the financial statements.

AMERITECH PUBLISHING OF ILLINOIS, INC. AND
AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED BALANCE SHEETS (Unaudited)

Dollars in thousands

	June 30,

	2004	2003

Assets
Current Assets
Cash and cash equivalents	$0	$0

Accounts receivable trade – billed	12,479	12,153
Accounts receivable trade – unbilled	5,257	4,754
Allowance for accounts receivable – trade	(1,742)	(1,520)
Accounts receivable from parent	102,133	50,101
Accounts receivable from affiliates	41,678	46,718
Other receivables	18	1

Total accounts receivables – net	159,823	112,207

Deferred directory charges	208,541	212,627
Other current assets	41	77

Total current assets	368,405	324,911

Investment in joint venture – net	22,056	25,310
Other non-current assets	3,791	3,653

Total Assets	$394,252	$353,874

Liabilities and Parent Company Capital
Current Liabilities
Accounts payable and accrued liabilities	4,526	6,692
Accrued taxes	37,915	38,421
Accounts payable to affiliates	399	2,681
Deferred revenue (net)	44,408	41,376
Short-term deferred taxes	22,847	21,630
Accounts payable to related parties	190,468	195,407
Other current liabilities	15,994	27,496

Total current liabilities	316,557	333,703

Non-current Liabilities
Deferred income taxes	9,441	12,883
Post-retirement benefits	1,751	1,248
Other non-current liabilities	50	59

Total non-current liabilities	11,242	14,190

Total Liabilities	327,799	347,893

Parent Company Capital
Parent company investment	39	39
Retained earnings	66,414	5,942

Total parent company capital	66,453	5,981

Total Liabilities and Parent Company Capital	$394,252	$353,874

The accompanying notes are an integral part of the financial statements.

AMERITECH PUBLISHING OF ILLINOIS, INC. AND
AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

Dollars in thousands, increase (decrease) in cash and cash equivalents

	Six Months Ended June 30,

	2004	2003

Operating Activities
Net income	$58,595	$(1,092)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for uncollectible accounts	6,093	18,253
Deferred income tax expense	(620)	(394)
Cumulative effect of accounting change, net of tax	0	58,711
Changes in operating assets and liabilities:
Accounts receivable	7,690	(12,732)
Deferred directory charges	(1,635)	7
Other current assets	(31)	(54)
Accounts payable and accrued liabilities	(35,246)	(10,634)
Other – net	269	3,480

Total adjustments	(23,480)	56,637

Net Cash Provided by Operating Activities	35,115	55,545

Investing Activities
Changes in investment in joint venture	428	2,853

Net Cash Provided by Investing Activities	428	2,853

Financing Activities
Dividends	0	0
Repayment (borrowing) of debt from parent	35,544	58,398

Net Cash Used in Financing Activities	35,544	58,398

Net increase (decrease) in cash and cash equivalents	(1)	0
Cash and cash equivalents beginning of year	1	0

Cash and Cash Equivalents at June 30th	$0	$0

The accompanying notes are an integral part of the financial statements.

AMERITECH PUBLISHING OF ILLINOIS, INC. AND
AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED STATEMENTS OF PARENT COMPANY CAPITAL (Unaudited)

Dollars in thousands

	Parent
	Company	Retained
	Investment	Earnings

Balance, December 31, 2002	$39	$7,034

Net income	—	(1,092)

Dividends		—

Balance, June 30, 2003	39	5,942

Net income	—	55,652
Dividends	—	(53,775)

Balance, December 31, 2003	39	7,819

Net income	—	58,595

Dividends		—

Balance, June 30, 2004	$39	$66,414

The accompanying notes are an integral part of the financial statements.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements (Unaudited)
June 30, 2004
dollars in thousands

1.	Summary of Significant Accounting Policies

Basis of Presentation – The combined financial statements include the accounts of Ameritech Publishing of Illinois, Inc. (APIL) and Ameritech Publishing of Illinois Partners Partnership (the Partnership) collectively referred to throughout this document as “we” or “Ameritech Publishing – IL”. APIL is a wholly owned subsidiary of Ameritech Publishing, Inc. (API) which is a wholly owned subsidiary of Ameritech Corporation (Ameritech). Ameritech is wholly owned by SBC Communications, Inc. (SBC). The Partnership is owned by APIL, the limited partner, and API, the general partner, with 99% & 1% ownership, respectively. Ameritech Publishing – IL provides Yellow & White Pages directory advertising primarily within the state of Illinois and northwest Indiana.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51” (FIN 46). FIN 46 provides guidance for determining whether an entity is a variable interest entity (VIE), and which equity investor of that VIE, if any, should include the VIE in its consolidated financial statements. In December 2003, the FASB staff revised FIN 46 to clarify some of the provisions. For certain VIEs, FIN 46 became effective for periods ending after December 15, 2003. In addition, the revision delayed the effective date for application of FIN 46 by large public companies, such as SBC, until periods ending after March 15, 2004 for all types of VIEs other than special-purpose entities, including our joint venture investment (see Note 3). The adoption of FIN 46 did not have an effect on our accounting for this investment.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of probable losses and expenses. Actual results could differ from those estimates.

Comprehensive Income – Comprehensive income is the same as net income for all periods presented.

Income Taxes – We are included in SBC’s combined federal income tax return. Federal income taxes are provided for in accordance with the provisions of our Tax Allocation Agreement (Agreement) with SBC. In general, our income tax provision under the Agreement reflects the financial consequences of income, deductions and credits which can be utilized on a separate return basis or in consolidation with SBC and which are assured of realization. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

Cash and Cash Equivalents – Cash and cash equivalents include all highly liquid investments with original maturities of three months or less, and the carrying amounts approximate fair value.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements (Unaudited)
June 30, 2004
dollars in thousands

Revenue Recognition – We recognize revenue and expenses related to publishing directories on the “amortization” method. The amortization method recognizes revenues and expenses directly related to the directory ratably over the life of the directory, which is typically 12 months. These expenses, and expenses directly related to directories that are in progress, are reflected in deferred charges on the balance sheet.

No customer accounted for more than 10% of revenues in 2004 or 2003.

Allowance for Accounts Receivable – Our allowance for accounts receivable is estimated primarily based on analysis of history and future expectations of the Company’s customers. Estimates are based on the Company’s actual historical write-offs, net of recoveries, and the aging of accounts receivable balances. The Company’s assumptions are reviewed at least quarterly and adjustments are made to the allowance as appropriate. In addition to our allowance for accounts receivable, the Company reserves for certain receivables which are sold, with recourse, to an affiliate. Such reserves are included in the bad debt provision in the Combined Statements of Income and are reflected as contingent liabilities, within Other Current Liabilities on the Combined Balance Sheets.

2.	Related Party Transactions & Allocations

We provide directory advertising and publishing services to SBC and certain of its subsidiaries. These services are recorded as revenues from affiliates and totaled $1,056 in 2004 and $483 in 2003.

SBC and its subsidiaries provide us with financial, marketing, network, telecommunications, billing and collection, and administrative services, which we record as expenses. Where possible, certain costs are directly assigned to us. Indirect costs of SBC and its subsidiaries, where appropriate, are allocated to us based on several factors, including relative equity, number of employees, marketing costs, proportional revenues and a composite based on our proportionate share of certain direct and allocated charges. Direct and indirect costs charged to us from SBC non-directory company affiliates during 2004 and 2003 totaled $1,982 and $1,349, respectively. In addition, direct and indirect costs were also charged to us from SBC directory company affiliates totaling $4,294 in 2004. In 2003, similar costs were charged to us but on a cumulative basis in December 2003 and totaled $7,404.

We also share bank accounts with API. Our cash transactions are consolidated with API and the bank accounts are held by them. Our accounts receivable from, or accounts payable to, parent represents the difference between our net cash receipts and payments and dividends. We pay dividends to API based on our net income. Changes in the parent receivable or payable line items are reflected as financing activities.

The majority of our receivables are sold each month with recourse to an SBC subsidiary, which performs billing and collection services for the Partnership. Amounts receivable under this arrangement are included in accounts receivable from affiliates. Bad debt expense related to these receivables is included in the provision for doubtful accounts, and the associated liability is included in other current liabilities. The liabilities recorded at June 30, 2004 and 2003 totaled $15,993 and $27,505, respectively.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements (Unaudited)
June 30, 2004
dollars in thousands

3.	Investment in Joint Venture and Material Agreements with RHD

Investments in Joint Venture: In August 1997, APIL entered into agreements with the Reuben H. Donnelley Corporation (RHD) to create DonTech II Partnership (DonTech). We and RHD each own 50% of DonTech and our investment is accounted for under the equity method.

Balances presented in the Combined Balance Sheets are net of a previous preferential distribution of $29,898, which is payable to DonTech in the event of a dissolution of the DonTech Partnership.

The Partnership entered into an Exclusive Sales Agency Agreement in August 1997 with DonTech. Under the terms of the agreement, DonTech is the exclusive sales agent for the Partnership’s yellow pages local and street address directory customers. DonTech is paid a commission of 27% of net local revenues (local revenue less a bad debt provision). We recorded expense of $49,986 and $51,225 for DonTech commissions in 2004 and 2003, respectively. We had payable balances due DonTech of $96,999 and $99,489 at June 30, 2004 and 2003, respectively.

APIL’s equity income from DonTech is recorded as contra expense to the 27% commission expense the Partnership pays to DonTech in accordance with the Exclusive Sales Agency Agreement. We recorded equity income of $9,804 and $10,435 in 2004 and 2003, respectively.

Material Agreements with RHD: In exchange for ownership interests in DonTech, the Partnership entered into an agreement with RHD in August 1997 whereby it pays RHD 35.9% of yellow pages local and street address directory net revenue less DonTech commissions (RHD Revenue Participation). We recorded expense of $48,823 and $49,891 for RHD Revenue Participation in 2004 and 2003, respectively. We had payable balances due RHD of $92,344 and $95,918 at June 30, 2004 and 2003, respectively.

In January 2002, the Partnership also renewed multiple service agreements with RHD for publishing, certain non-publishing applications and support services and billing applications which are set to expire on either December 31, 2005 and/or December 31, 2008.

4.	Subsequent Events

On July 28, 2004, Ameritech Publishing of Illinois Inc. (APIL) entered into an agreement to sell it’s 50% interest in DonTech and 100% interest in Ameritech Publishing of Illinois Partners Partnership to RHD for $1.45 billion in cash. As a result of the sale, APIL’s Exclusive Sales Agency Agreement with DonTech and it’s Revenue Participation Agreement with RHD will be terminated September 1, 2004.

Report of Independent Auditors

The Board of Directors
SBC Communications, Inc.

We have audited the accompanying combined balance sheets of Ameritech Publishing of Illinois, Inc. and Ameritech Publishing of Illinois Partners Partnership (collectively, the Company), indirect wholly owned subsidiaries of SBC Communications Inc., as of December 31, 2003 and 2002 and the related combined statements of income, parent company capital and cash flows for the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 2003 and 2002 and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the combined financial statements, in 2003 the Company changed its method of recognizing revenues and expenses related to publishing directories.

/s/ Ernst & Young LLP

San Antonio, Texas
June 1, 2004

AMERITECH PUBLISHING OF ILLINOIS, INC. AND AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED STATEMENTS OF INCOME

Dollars in thousands

	2003	2002	2001
Operating Revenues	$482,731	$486,985	$528,814
Operating Expenses
Product expenses	254,909	261,370	284,860
General and administrative expenses	40,214	43,920	38,364

Total operating expenses	295,123	305,290	323,224

Operating Income	187,608	181,695	205,590

Other (Expense) Income
Interest expense	(2)	—	—
Other income – net	1	293	1,253

Total other (expense) income	(1)	293	1,253

Income Before Income Taxes	187,607	181,988	206,843
Income taxes	74,334	72,068	81,906

Income Before Cumulative Effect of Accounting Change	113,273	109,920	124,937
Cumulative effect of accounting change (net of tax)	(58,711)	—	—

Net Income	$54,562	$109,920	$124,937

The accompanying notes are an integral part of the financial statements.

AMERITECH PUBLISHING OF ILLINOIS, INC. AND AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED BALANCE SHEETS

Dollars in thousands

	December 31,
	2003	2002
Assets
Current Assets
Cash and cash equivalents	$1	$—
Accounts receivable trade – billed	24,491	19,962
Accounts receivable trade – unbilled	6,054	219,010
Allowance for accounts receivable – trade	(2,500)	(15,306)
Accounts receivable from parent	66,589	—
Accounts receivable from affiliates	43,216	54,002
Other receivables	212	16

Total accounts receivables – net	138,062	277,684

Deferred directory charges	206,906	73,049
Other current assets	10	23

Total current assets	344,979	350,756

Investment in joint venture – net	22,484	28,163
Other noncurrent assets	3,755	3,567

Total Assets	$371,218	$382,486

Liabilities and Parent Company Capital
Current Liabilities
Accounts payable and accrued liabilities	$4,078	$5,067
Accrued taxes	63,401	58,737
Accounts payable to parent	—	8,297
Accounts payable to affiliates	806	2,532
Deferred revenue – net	46,589	—
Short-term deferred taxes	23,382	64,073
Accounts payable to related parties	191,172	199,775
Other current liabilities	22,995	26,312

Total current liabilities	352,423	364,793

Noncurrent Liabilities
Deferred income taxes	9,302	9,497
Post-retirement benefits	1,562	955
Other noncurrent liabilities	73	170

Total noncurrent liabilities	10,937	10,622

Total Liabilities	363,360	375,415

Parent Company Capital
Parent company investment	39	39
Retained earnings	7,819	7,032

Total parent company capital	7,858	7,071

Total Liabilities and Parent Company Capital	$371,218	$382,486

The accompanying notes are an integral part of the financial statements.

AMERITECH PUBLISHING OF ILLINOIS, INC. AND AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED STATEMENTS OF CASH FLOWS

Dollars in thousands, increase (decrease) in cash and cash equivalents

	2003	2002	2001
Operating Activities
Net income	$54,562	$109,920	$124,937
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for uncollectible accounts	30,821	36,778	36,117
Deferred income tax expense	(2,222)	(5,091)	5,356
Cumulative effect of accounting change, net of tax	58,711	—	—
Changes in operating assets and liabilities:
Accounts receivable	(34,667)	(40,114)	(17,080)
Deferred directory charges	5,728	8,341	19,023
Other current assets	13	(23)	62
Accounts payable, accrued and other liabilities	9,910	(26,722)	51,379
Other – net	127	(1,796)	(1,938)

Total adjustments	68,421	(28,627)	92,919

Net Cash Provided by Operating Activities	122,983	81,293	217,856

Investing Activities
Changes in investment in joint venture	5,679	2,145	2,387

Net Cash Provided by Investing Activities	5,679	2,145	2,387

Financing Activities
Dividends	(53,775)	(109,500)	(124,670)
Change in amounts receivable/payable from/to parent	(74,886)	25,821	(95,341)

Net Cash Used in Financing Activities	(128,661)	(83,679)	(220,011)

Net increase (decrease) in cash and cash equivalents	1	(241)	232
Cash and cash equivalents beginning of year	—	241	9

Cash and Cash Equivalents End of Year	$1	$—	$241

	2003	2002	2001
Cash paid during the year for:
Income taxes, net of refunds	$71,883	$86,976	$18,496

The accompanying notes are an integral part of the financial statements.

AMERITECH PUBLISHING OF ILLINOIS, INC. AND AMERITECH PUBLISHING OF ILLINOIS PARTNERS PARTNERSHIP

COMBINED STATEMENTS OF PARENT COMPANY CAPITAL

Dollars in thousands

	Parent
	Company	Retained
	Investment	Earnings
Balance, December 31, 2000	$39	$6,345

Net income	—	124,937
Dividends	—	(124,670)

Balance, December 31, 2001	39	6,612

Net income	—	109,920
Dividends	—	(109,500)

Balance, December 31, 2002	39	7,032

Net income	—	54,562
Dividends	—	(53,775)

Balance, December 31, 2003	$39	$7,819

The accompanying notes are an integral part of the financial statements.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership

Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

1.	Summary of Significant Accounting Policies

Basis of Presentation – The combined financial statements include the accounts of Ameritech Publishing of Illinois, Inc. (APIL) and Ameritech Publishing of Illinois Partners Partnership (the Partnership) collectively referred to throughout this document as “we,” the “Company,” or “Ameritech Publishing – IL.” APIL is a wholly owned subsidiary of Ameritech Publishing, Inc. (API) which is a wholly owned subsidiary of Ameritech Corporation (Ameritech). Ameritech is wholly owned by SBC Communications, Inc. (SBC). The Partnership is owned by APIL, the limited partner, and API, the general partner, with 99% and 1% ownership, respectively. Ameritech Publishing – IL provides Yellow and White Pages directory advertising primarily within the state of Illinois and northwest Indiana.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51” (FIN 46). FIN 46 provides guidance for determining whether an entity is a variable interest entity (VIE), and which equity investor of that VIE, if any, should include the VIE in its consolidated financial statements. In December 2003, the FASB staff revised FIN 46 to clarify some of the provisions. For certain VIEs, FIN 46 became effective for periods ending after December 15, 2003. In addition, the revision delayed the effective date for application of FIN 46 by large public companies, such as SBC, until periods ending after March 15, 2004 for all types of VIEs other than special-purpose entities, including our joint venture investment (see Note 3). The adoption of FIN 46 did not have an effect on our accounting for this investment.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of probable losses and expenses. Actual results could differ from those estimates.

Comprehensive Income – Comprehensive income is the same as net income for all periods presented.

Income Taxes – We are included in SBC’s combined federal income tax return. Federal income taxes are provided for in accordance with the provisions of our Tax Allocation Agreement (Agreement) with SBC. In general, our income tax provision under the Agreement reflects the financial consequences of income, deductions and credits which can be utilized on a separate return basis or in consolidation with SBC and which are assured of realization. Deferred income taxes are provided for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

Cash and Cash Equivalents – Cash and cash equivalents include all highly liquid investments with original maturities of three months or less, and the carrying amounts approximate fair value.

Revenue Recognition and Cumulative Effect of Accounting Change – Prior to 2003, we recognized revenues and expenses directly related to publishing directories on the “issue basis” method of accounting. This method recognizes revenue and expenses at the time the initial delivery of the related directory is completed.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

No customer accounted for more than 10% of revenues in 2003, 2002 or 2001.

Effective January 1, 2003, we changed our method of recognizing revenue and expenses related to publishing directories from the “issue basis” method to the “amortization” method. The issue basis method recognizes revenues and expenses at the time the initial delivery of the related directory is completed. The amortization method recognizes revenues and expenses directly related to the directory ratably over the life of the directory, which is typically 12 months. These expenses, and expenses directly related to directories that are in progress, are reflected in deferred charges on the balance sheet. We decided to change methods because the amortization method has now become the more prevalent method used among significant directory publishers.

Our directory accounting change resulted in a noncash charge of $58,711, net of a deferred income tax benefit of $38,664, recorded as a cumulative effect of accounting change on the Combined Statement of Income as of January 1, 2003. Excluding this cumulative amount, the effect of this change was to decrease combined pre-tax income for 2003 by $5,515 ($3,331 net of tax), compared to the issue basis method.

The table below shows our estimated results for all years as if we had adopted the amortization method on January 1, 2001.

	2003	2002	2001
Operating Revenues	$482,731	$486,155	$503,491
Operating Expenses	295,123	302,778	307,359

Operating Income	$187,608	$183,377	$196,132

Allowance for Accounts Receivable – Our allowance for accounts receivable is estimated primarily based on analysis of history and future expectations of the Company’s customers. Estimates are based on the Company’s actual historical write-offs, net of recoveries, and the aging of accounts receivable balances. The Company’s assumptions are reviewed at least quarterly and adjustments are made to the allowance as appropriate. In addition to our allowance for accounts receivable, the Company reserves for certain receivables which are sold, with recourse, to an affiliate. Such reserves are subject to an analysis similar to that discussed above.

Advertising Costs – Costs for advertising products and services or corporate image are expensed as incurred. The majority of our advertising is incurred centrally by SBC affiliates and billed to us on a monthly basis. We recorded advertising expense of $4,298 in 2003, $2,446 in 2002, and $821 in 2001.

Advertising Barter Transactions – We sometimes enter into advertising transactions in which Ameritech Publishing - IL products are exchanged for media advertising, such as time or space on television or radio, or branding advertising, such as signage in stadiums or other displays. Revenues and expenses from advertising barter transactions totaled $2,569 in 2003, $615 in 2002, and $270 in 2001.

Pension and Postretirement Benefits – See Note 5, for a comprehensive discussion of our pension and postretirement benefit expense, including a discussion of the actuarial assumptions determined by SBC.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

Stock-Based Compensation – As discussed in Note 6, under various plans sponsored by SBC, our employees have received stock options, performance stock units and other nonvested stock units. We account for these plans using the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (FAS 123). Under this method, the estimated fair value of the options granted is amortized to expense over the options’ vesting period.

2.	Related Party Transactions and Allocations

We provide directory advertising and publishing services to SBC and certain of its subsidiaries. These services are recorded as revenues from affiliates and totaled $1,868 in 2003, $2,021 in 2002 and $2,127 in 2001.

SBC and its subsidiaries provide us with financial, marketing, network, telecommunications, billing and collection, and administrative services, which we record as expenses. Where possible, certain costs are directly assigned to us. Indirect costs of SBC and its subsidiaries, where appropriate, are allocated to us based on several factors, including relative equity, number of employees, marketing costs, proportional revenues and a composite based on our proportionate share of certain direct and allocated charges. Direct and indirect costs charged to us during 2003, 2002 and 2001 totaled $11,840, $10,981 and $9,786, respectively.

We also share bank accounts with API. Our cash transactions are consolidated with API and the bank accounts are held by them. Our accounts receivable from, or accounts payable to, parent represents the difference between our net cash receipts and payments and dividends. We pay dividends to API based on our net income. Changes in the parent receivable or payable line items are reflected as financing activities.

The majority of our receivables are sold each month with recourse to an SBC subsidiary, which performs billing and collection services for the Partnership. Amounts receivable under this arrangement are included in accounts receivable from affiliates. Bad debt expense related to these receivables is included in the provision for doubtful accounts, and the associated liability is included in other current liabilities. The liabilities recorded at December 31, 2003 and 2002 totaled $23,004 and $26,050, respectively.

3.	Investment in Joint Venture and Material Agreements with RHD

Investment in Joint Venture: In August 1997, APIL entered into agreements with the Reuben H. Donnelley Corporation (RHD) to create the DonTech II Partnership (DonTech). We and RHD each own 50% of DonTech and our investment is accounted for under the equity method.

The following table is a reconciliation of our gross investment in DonTech:

	2003	2002
Investment balance at beginning of year	$58,061	$60,206
Equity Income	17,347	18,480
Distributions	(23,026)	(20,625)

Ending Balance	$52,382	$58,061

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

Balances presented in the Combined Balance Sheets are net of a previous preferential distribution of $29,898 paid to the Company by DonTech. The amount is payable to DonTech in the event of a dissolution of DonTech.

The Partnership entered into an Exclusive Sales Agency Agreement in August 1997 with DonTech. Under the terms of the agreement, DonTech is the exclusive sales agent for the Partnership’s yellow pages local and street address directory customers. DonTech is paid a commission of 27% of net local revenues (local revenue less a bad debt provision). We recorded expense of $103,030, $105,156 and $115,964 for DonTech commissions in 2003, 2002 and 2001, respectively. We had payable balances due DonTech of $97,207 and $101,765 at December 31, 2003, and 2002, respectively.

APIL’s equity income from DonTech is recorded as contra expense to the 27% commission expense the Partnership pays to DonTech in accordance with the Exclusive Sales Agency Agreement. We recorded equity income of $17,347, $18,480 and $19,313 in 2003, 2002 and 2001, respectively.

The following table presents summarized financial information for DonTech at December 31, or for the period then ended:

	2003	2002	2001
Income Statements
Operating revenues	$99,711	$101,792	$106,849
Operating income	33,526	35,230	37,435
Net income	34,694	36,959	38,626

Balance Sheets
Current assets	$103,065	$112,217
Noncurrent assets	14,441	16,697
Current liabilities	11,656	14,842
Noncurrent liabilities	1,435	1,550

Material Agreements with RHD: In connection with the creation of DonTech, the Partnership entered into an agreement with RHD in August 1997 whereby it pays RHD 35.9% of yellow pages local and street address directory net revenue less DonTech commissions (RHD Revenue Participation). We recorded expense of $99,073, $102,631 and $112,788 for RHD Revenue Participation in 2003, 2002 and 2001, respectively. We had payable balances due RHD of $93,591 at December 31, 2003 and $98,010 at December 31, 2002.

In January 2002, the Partnership also renewed multiple service agreements with RHD for publishing, certain nonpublishing applications and support services and billing applications which are set to expire on either December 31, 2005 and/or December 31, 2008.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

4.	Income Taxes

Significant components of our deferred tax liabilities and assets are as follows at December 31:

	2003	2002	2001
Employee benefits	$24,922	$25,084	$25,128
Deferred directory charges	9,377	56,358	60,611
Investment in partnership	8,717	8,744	9,904
Other	76	80	—

Total deferred tax liabilities	43,092	90,266	95,643

Allowance for accounts receivables	10,408	16,696	16,982

Net deferred tax liabilities	$32,684	$73,570	$78,661

The components of income tax expense are as follows:

	2003	2002	2001
Federal
Current	$62,884	$63,389	$62,938
Deferred – net	(1,872)	(4,174)	4,384

	61,012	59,215	67,322

State and local
Current	13,672	13,770	13,611
Deferred – net	(350)	(917)	973

	13,322	12,853	14,584

Total	$74,334	$72,068	$81,906

A reconciliation of income tax expense and the amount computed by applying the statutory federal income tax rate (35%) to income before income taxes is as follows:

	2003	2002	2001
Taxes computed at federal statutory rate	$65,662	$63,696	$72,395
Increases in income taxes resulting from:
State and local income taxes – net of federal tax benefit	8,659	8,355	9,480
Other – net	13	17	31

Total	$74,334	$72,068	$81,906

5.	Pension and Postretirement Benefits

Pensions – Substantially all of our employees are covered by one of various noncontributory pension and death benefit plans. At December 31, 2003, management employees participated in cash balance pension plans. Additionally, all management employees participated in a traditional pension benefit formula, stated as a percentage of the employees’ adjusted career income. The pension benefit

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

formula for most nonmanagement employees is based on a flat dollar amount per year according to job classification. Most employees can elect to receive their pension benefits in either a lump sum payment or annuity. We use a December 31 measurement date for calculating the values reported for plan assets and benefit obligations for our plans.

SBC’s objective in funding the plans, in combination with the standards of the Employee Retirement Income Security Act of 1974, as amended (ERISA), is to accumulate assets sufficient to meet the plans’ obligations to provide benefits to employees upon their retirement. While no significant plan contributions were required under ERISA regulations during 2003, in July 2003 SBC contributed $500,000 to one of the pension trusts for the benefit of those plan participants, of which approximately $11 was allocated to APIL. No contributions to the trust will be required under ERISA regulations during 2004; however, SBC may make contributions in excess of minimum funding requirements. Plan assets consist primarily of private and public equity, government and corporate bonds, index funds and real estate.

Certain plan assets, including those related to the employees of APIL, are restricted from transfer prior to October 2004 due to a change in control provision contained in the plans.

Significant weighted-average assumptions used by SBC in developing pension information include:

	2003	2002	2001
Discount rate for determining projected benefit obligation at December 31	6.25%	6.75%	7.50%
Discount rate in effect for determining net pension cost (benefit)	6.75%	7.50%	7.75%
Long-term rate of return on plan assets	8.50%	9.50%	9.50%
Composite rate of compensation increase	4.25%	4.25%	4.25%

In accordance with GAAP, SBC’s assumed discount rate of 6.25% at December 31, 2003 reflects the hypothetical rate at which the projected benefit obligation could be effectively settled, or paid out to participants, on that date. SBC determined the discount rate based on a range of factors including the rates of return on high-quality, fixed-income investments available at the measurement date.

The expected long-term rate of return on plan assets of 8.5% for 2003 reflects SBC’s average rate of earnings expected on the funds invested, or to be invested, to provide for the benefits included in the projected benefit obligations. SBC considers many factors that include, but are not limited to historic returns on plan assets, current market information on long-term returns (e.g., long-term bond rates) and current and target asset allocations between asset categories. The target asset allocation is determined based on consultations with external investment advisors. Based on long-term expectations of market returns in future years, SBC has maintained its long-term rate of return on plan assets of 8.5% for 2004.

GAAP requires certain disclosures to be made of components of net periodic pension cost for the period, including a reconciliation of the funded status of the plans with amounts reported in the balance sheets and disclosures of specific information about plan assets, such as investment policies and the targeted and actual return on plan assets by asset category. Since the funded status of plan

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

assets and obligations relates to all SBC-sponsored plans as a whole, this information is not presented for us.

For the years ended December 31, 2003, 2002 and 2001, we recognized pension benefits of approximately $182, $1,123 and $1,371. As of December 31, 2003, 2002 and 2001, the cumulative amount of our contributions made to the trust in excess of our pension cost were approximately $3,778, $3,587 and $2,470.

Postretirement Benefits – Under Ameritech’s or SBC’s benefit plans, we provide certain medical, dental and life insurance benefits to substantially all retired employees under various plans and accrue actuarially determined postretirement benefit costs as active employees earn these benefits. SBC maintains Voluntary Employee Beneficiary Association (VEBA) trusts to partially fund these postretirement benefits; however, there are no ERISA or other regulations requiring these postretirement benefit plans to be funded annually. We also fund postretirement life insurance benefits at an actuarially determined rate. Trust assets consist principally of private and public equity, government and corporate bonds and index funds.

In May 2004, the FASB issued guidance (referred to as FSP FAS 106-2) on how employers should account for provisions of the recently enacted Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Medicare Act). The Medicare Act allows employers who sponsor a postretirement health care plan that provides a prescription drug benefit to receive a subsidy for the cost of providing that drug benefit. In order for employers, such as us, to receive the subsidy payment under the Medicare Act, the value of our offered prescription drug plan must be at least equal to the value of the standard prescription drug coverage provided under Medicare Part D. Due to our lower deductibles and better coverage of drug costs, we believe that our plan is of greater value than Medicare Part D.

The preliminary guidance issued by the FASB, FSP FAS 106-1 permitted us to recognize immediately this subsidy on our financial statements. SBC accounted for the Medicare Act as a plan amendment and recorded the adjustment in the amortization of our liability, from the date of enactment of the Medicare Act, December 2003. This did not have a material effect on our 2003 postemployment benefit expense. The final guidance issued by the FASB, FSP-FAS 106-2, requires us to account for the Medicare Act as an actuarial gain or loss and we expect an annual decrease of approximately $80 in prescription drug expense in future years. SBC’s accounting assumes that the plans it offers will continue to provide drug benefits equivalent to Medicare Part D, that those plans will continue to be the primary plan for our retirees and that we will receive the subsidy. SBC does not expect that the Medicare Act will have a significant effect on our retirees’ participation in our postretirement benefit plan.

GAAP requires certain disclosures to be made of components of net periodic postretirement benefit cost, including a reconciliation of the funded status of the plans to amounts reported in the balance sheets and disclosures of specific information about plan assets, such as investment policies and the targeted and actual return on plan assets by asset category. Since the funded status of assets and obligations relates to SBC’s plans as a whole, this information is not presented for us.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

For the years ended December 31, 2003, 2002 and 2001, we recognized postretirement costs of approximately $637, $204 and $227, respectively. At December 31, 2003, 2002 and 2001, the amounts included in our Balance Sheets for accrued postretirement benefit obligations were approximately $1,508, $887 and $755, respectively. SBC used the same significant assumptions for the discount rate, long-term rate of return on plan assets and composite rate of compensation increase used in developing the accumulated postretirement benefit obligation and related postretirement benefit costs that were used in developing the pension information.

The medical cost trend rate in 2004 is 9.0% for retirees 64 and under and 10.0% for retirees 65 and over, trending to an expected increase of 5.0% in 2009 for all retirees, prior to adjustment for cost-sharing provisions of the medical and dental plans for certain retired employees. The assumed dental cost trend rate in 2004 is 5.0%. Raising the annual medical and dental cost trend rates by one percentage-point increases the total of the service and interest cost components of net periodic postretirement benefit cost for the year ended December 31, 2003 by approximately 17%. Decreasing the annual medical and dental cost trend rates by one percentage-point decreases the total of the service and interest cost components of net periodic postretirement benefit cost for 2003 by approximately 14%.

Combined Net Pension and Postretirement Cost (Benefit) – The following table combines net pension benefit with postretirement benefit cost (gains are denoted with parenthesis and losses are not):

	2003	2002	2001
Net pension benefit	$(182)	$(1,123)	$(1,371)
Postretirement benefit cost	637	204	227

Combined net pension and postretirement cost (benefit)	$455	$(919)	$(1,144)

Combined net pension and postretirement benefit decreased in 2003 primarily due to a decreased asset base from net investment losses and previous recognition of pension settlement gains reducing the amount of unrealized gains recognized in the current year. Increased medical and prescription drug claim costs and the reduction in the discount rate from 7.5% at December 31, 2001 to 6.75% at December 31, 2002 also contributed to the decrease in combined net benefit in 2003.

As a result of this decrease in combined net pension and postretirement benefit, SBC has taken steps to implement additional cost controls. To offset some of the increases in medical costs mentioned above, in 2003, SBC implemented cost-saving design changes in management health plans including increased participant contributions for medical and dental coverage and increased prescription drug co-payments. These changes reduced postretirement cost approximately $32 in 2003.

In early 2004, nonmanagement retirees were notified by SBC of medical coverage changes that will become effective on January 1, 2005. These changes include adjustments to co-pays and deductibles for prescription drugs and a choice of medical plan coverage between the existing plans, including monthly contribution provisions or a plan with higher co-pays and deductibles but no required monthly contribution from the retiree during 2005. We expect this change to reduce 2004 expenses in the range of $140 to $350.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

While SBC will continue the cost-cutting efforts discussed above, certain factors, such as investment returns, depend largely on trends in the U.S. securities market and the general U.S. economy, and we cannot control those factors. In particular, uncertainty in the securities markets and U.S. economy could result in investment volatility and significant changes in plan assets, which under GAAP we will recognize over the next several years. As a result of these economic impacts and assumption changes discussed below, we expect a combined net pension and postretirement cost in 2004. Should actual experience differ from actuarial assumptions, combined net pension and postretirement cost would be affected in future years.

The weighted average expected return on assets assumption, which reflects a view of long-term returns, is one of the most significant of the weighted average assumptions used to determine actuarial estimates of pension and postretirement benefit expense. Based on long-term expectations of market returns in future years, SBC’s long-term rate of return on plan assets is 8.5% for 2004. If all other factors were to remain unchanged, we expect a 1% decrease in the expected long-term rate of return would cause 2004 combined pension and postretirement cost to increase approximately $215 over 2003 (analogous change would result from a 1% increase).

Under GAAP, the expected long-term rate of return is calculated on the market-related value of assets (MRVA). GAAP requires that actual gains and losses on pension and postretirement plan assets be recognized in the MRVA equally over a period of not more than five years. SBC uses a methodology, allowed under GAAP, under which the MRVA is held to within 20% of the actual fair value of plan assets, which can have the effect of accelerating the recognition of excess actual gains and losses into the MRVA to less than five years. Due to investment losses on plan assets experienced in the last several years, this methodology contributed to a higher combined net pension and postretirement cost in 2003 as compared with not using this methodology. This methodology did not have a significant effect on our 2002 or 2001 combined net pension and postretirement benefit as the MRVA was almost equal to the fair value of plan assets. Largely due to investment returns in 2003, we do not expect this methodology to have a significant impact in our combined net pension and postretirement costs in 2004.

Postemployment Benefits – Under Ameritech’s or SBC’s benefit plans, we provide employees varying levels of severance pay, disability pay, workers’ compensation and medical benefits under specified circumstances and accrue these postemployment benefits at the occurrence of an event that renders an employee inactive or, if the benefits ratably vest, over the vesting period.

Savings Plans – Substantially all employees are eligible to participate in contributory savings plans sponsored by SBC. Under the savings plans, we match a stated percentage of eligible employee contributions, subject to a specified ceiling. Our allocated costs related to these savings plans were approximately $82, $36 and $41 for the years ended December 31, 2003, 2002 and 2001.

6.	Stock-Based Compensation

Our employees participate in various stock option plans sponsored by SBC. Under these plans, senior and other management and nonmanagement employees and nonemployee directors have received stock options, performance stock units and other nonvested stock units based on SBC stock. Stock options issued through December 31, 2003 carry exercise prices equal to the market price of the stock

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

at the date of grant and have maximum terms ranging from five to ten years. Depending upon the grant, vesting of stock options may occur up to five years from the date of grant, with most options vesting on a graded basis over three years (1/3 of the grant vests after one year, another 1/3 vests after two years and the final 1/3 vests after three years from the grant date). Nonvested stock units are valued at the market price of the stock at the date of grant and vest over a three- to five-year period. As of December 31, 2003, SBC was authorized to issue up to 80 million shares of stock (in addition to shares that may be issued upon exercise of outstanding options or upon vesting of performance stock units or other nonvested stock units) to officers, employees and directors pursuant to these various plans.

SBC uses an accelerated method of recognizing compensation cost for fixed awards with graded vesting, which essentially treats the grant as three separate awards, with vesting periods of 12, 24 and 36 months for those that vest over three years. As noted above, a majority of the options vest over three years and for those we recognize approximately 61% of the associated compensation expense in the first year, 28% in the second year and the remaining 11% in the third year. As allowed by FAS 123, compensation cost is accrued as if all options granted subject only to a service requirement are expected to vest. The effects of actual forfeitures of unvested options are recognized (as a reversal of expense) as they occur.

The compensation cost that has been charged against income for these plans is as follows:

	2003	2002	2001
Stock option expense under FAS 123	$72	$140	$138

The estimated fair value of the options granted is amortized to expense over the options’ vesting period. The fair value for these options was estimated at the date of grant, using a Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2003, 2002 and 2001: risk-free interest rate of 3.64%, 4.33% and 4.51%; dividend yield of 4.40%, 3.04% and 2.37%; expected volatility factor of 22%, 23% and 24% and expected option life of 6.7, 4.4 and 4.0 years. As options are exercisable in SBC common stock, separate assumptions are not developed for subsidiaries of SBC.

FAS 123 and FAS 148 require certain disclosures to be made about the outstanding and exercisable options, option activity, weighted average exercise price per option and option exercise price range for each income statement period. Since the stock option activity relates only to SBC’s shareowners’ equity, this information is not presented for us.

7.	Commitments and Contingencies

Approximately 82% of our employees are represented by a collective bargaining agreement which expires on August 13, 2005.

In addition to issues specifically discussed elsewhere, we are party to various lawsuits, proceedings and other matters arising in the ordinary course of business. In our opinion, although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

Ameritech Publishing of Illinois, Inc. and
Ameritech Publishing of Illinois Partners Partnership
Notes to Combined Financial Statements
December 31, 2003
Dollars in thousands

8. Quarterly Financial Information (Unaudited)

	Total
Calendar	Operating	Operating	Net
Quarter	Revenues	Income	Income
2003
First	$120,533	$45,284	$(34,241)
Second	120,049	50,363	33,149
Third	120,072	49,258	29,889
Fourth	122,077	42,703	25,765

Annual	$482,731	$187,608	$54,562

2002
First	$110,442	$39,090	$23,652
Second	104,523	41,806	25,301
Third	76,653	31,680	19,226
Fourth	195,367	69,119	41,741

Annual	$486,985	$181,695	$109,920

The first quarter of 2003 includes a cumulative effect of accounting change of $ 58,711 (income before cumulative effect of accounting change was $24,470), related to the change in the method in which we recognize revenues and expenses related to publishing directories from the “issue basis” method to the “amortization” method (see Note 1).

DonTech
Financial Statements

Six Months Ended June 30, 2004 and 2003

DonTech
Index
June 30, 2004 and 2003

DonTech
Balance Sheets (Unaudited)

	June 30,	December 31,
(In thousands)	2004	2003

Assets
Current assets
Cash and cash equivalent	$4,259	$4,775
Commission receivable from related party	97,792	97,730
Prepaid expenses	179	560

Total current assets	102,230	103,065
Fixed assets, net of accumulated depreciation and amortization	5,973	5,677
Pension asset	7,199	7,199
Other	1,561	1,565

Total assets	$116,963	$117,506

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$2,013	$1,752
Accrued liabilities	9,632	9,904

Total current liabilities	11,645	11,656
Deferred rent credits	1,759	1,435

Total liabilities	13,404	13,091
Commitments and contingencies (Note 6)
Accumulated other comprehensive loss	(349)	(349)
Partners’ capital	103,908	104,764

Total liabilities and partners’ capital	$116,963	$117,506

The accompanying notes are an integral part of the financial statements.

DonTech
Statement of Partners’ Capital (Unaudited)

(In thousands)
Balance, January 1, 2004	$104,764
Net income	18,744
Distributions to partners	(19,600)

Balance, June 30, 2004	$103,908

The accompanying notes are an integral part of the financial statements.

DonTech
Statements of Operations (Unaudited)

	Six Months
	Ended June 30,
	2004	2003
(In thousands)
Sales commissions, net – related party	$51,982	$51,870
Expenses
Selling	23,168	22,026
Administrative	6,295	6,027
Occupancy and depreciation	3,387	3,320
Other	494	359

Total operating expenses	33,344	31,732

Operating income	18,638	20,138
Other income (expense)	106	(191)

Net income	$18,744	$19,947

The accompanying notes are an integral part of the financial statements.

DonTech
Statements of Cash Flows (Unaudited)

	Six Months
(in thousands)	Ended June 30,
	2004	2003

Cash Flows from Operating Activities
Net income	$18,744	$19,947
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	906	784
Loss on disposal of fixed assets	23	205
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(63)	2,577
Decrease (increase) in other current assets	381	(56)
Decrease in non-current assets	97	792
Increase (decrease) in accounts payable	261	(3,967)
Increase (decrease) in accrued liabilities	11	(1)
Decrease in accrued salary and benefits	(975)	(2,954)
Increase in postretirement benefit obligation	924	1,069

Net cash provided by operating activities	20,309	18,396
Cash Flows from Investing Activities
Purchases of equipment	(1,225)	(393)

Cash Flows from Financing Activities
Distributions to partners	(19,600)	(22,052)

Decrease in cash and cash equivalents	(516)	(4,049)
Cash and cash equivalents, beginning of year	4,775	9,016

Cash and cash equivalents, end of period	$4,259	$4,967

The accompanying notes are an integral part of the financial statements.

DonTech
Notes to Financial Statements
(in thousands)

1.	Form of Organization and Nature of Business

The DonTech II Partnership (“DonTech”) is a general partnership between Reuben H. Donnelley, Inc. (formerly known as The Reuben H. Donnelley Corporation) (“R.H. Donnelley”), a Delaware corporation, and Ameritech Publishing of Illinois, Inc. (“API/IL”), a unit of SBC Communications (“SBC”). The partnership was established in August 1997 and was preceded by AM-DON (“DonTech I”), a general partnership between the same parties, which, as of December 31, 2000, ceased business operations and distributed its remaining assets to its partners.

DonTech is the exclusive sales agent in perpetuity for yellow page, white page and street address directories published by SBC in Illinois and northwest Indiana. The partnership receives a 27% commission on sales net of provisions (capped at 6.1% subject to certain exclusions). DonTech’s cost structure includes principally sales, sales operations, office services, finance, facilities and related overhead. DonTech profits are shared equally between the partners. During the term of the partnership agreement, neither partner may compete directly against the business of DonTech without the consent of the Board of Directors.

A Board of Directors (the “Board”) was appointed to administer the activities of the partnership. From time to time during the term of the partnership, the Board may call for additional capital contributions in equal amounts from each of the partners if, in the opinion of the Board, additional capital is required for the operation of the partnership.

The interim financial statements of DonTech have been prepared in accordance with the instructions to Quarterly Report on Form 10-Q and should be read in conjunction with the financial statements and related notes for the year ended December 31, 2003 included elsewhere in this Current Report on Form 8-K. The results of interim periods are not necessarily indicative of results for the full year or any subsequent period. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position, results of operations and cash flows at the dates and for the periods presented have been included.

2.	Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an initial maturity date of three months or less. The carrying value of cash equivalents approximates fair value due to their short-term nature.

Revenue Recognition

Revenue is comprised of sales commissions reflected net of provisions (capped at 6.1% per annum subject to certain exclusions) and is recognized upon execution of contracts for the sale of advertising. Greater than 99% of DonTech’s revenue is generated from DonTech’s sales agency agreement with API/IL.

Fixed Assets

Fixed assets are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Upon asset retirement or other disposition, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included

DonTech
Notes to Financial Statements
(in thousands)

in the statement of operations. Amounts incurred for repairs and maintenance are charged to operations.

Postretirement Benefits Other than Pensions

DonTech provides postretirement benefits consisting mainly of life and health insurance to substantially all employees and their dependents. The accrual method of accounting is utilized for postretirement healthcare and life insurance benefits.

Income Taxes

No provision for income taxes is made as the proportional share of partnership income is the responsibility of the individual partners.

Concentration of Credit Risk

Financial instruments which potentially subject DonTech to a concentration of credit risk consist principally of commission receivable. DonTech’s commission receivable is due from one of its partners (SBC). Collateral is not required.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Effects of Recent Accounting Pronouncement

In May 2004, the Financial Accounting Standards Board issued Financial Staff Position (“FSP”) No. FAS 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which provides guidance on accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 for employers that sponsor postretirement healthcare plans that provide drug benefits. The Act introduces prescription drug care benefits under Medicare and also allows for certain sponsors of postretirement benefit plans with a drug benefit to receive a non-taxable federal subsidy if certain criteria are met. The FSP requires interim and annual period financial statements beginning after June 15, 2004 to include the effect of the subsidy on the measurement of net periodic postretirement benefit costs. Pending final guidance on determining actuarial equivalency, DonTech has not yet been able to determine the impact of the Act on its postretirement benefit plans. As a result, the accumulated postretirement benefit obligation and net periodic postretirement benefit costs do not yet reflect the effects of the Act.

DonTech
Notes to Financial Statements
(in thousands)

3.	Fixed Assets

Fixed assets consist of the following:

	June 30,	December 31,
	2004	2003
Furniture and fixtures	$7,222	$7,109
Computers and software	6,150	5,913
Leasehold improvements	2,452	1,969

	15,824	14,991
Less accumulated depreciation and amortization	(9,851)	(9,314)

Net fixed assets and computer software	$5,973	$5,677

Depreciation and amortization expense for the six months ended June 30, 2004 and 2003 was $906 and $784, respectively. During the six months ended June 30, 2003, DonTech disposed of fixed assets with a cost of $12,118. The assets disposed of had a net book value of $205 resulting in a loss on disposal, which is reflected in the statement of operations.

4.	Accrued Liabilities

Accrued liabilities consist of the following:

	June 30,	December 31,
	2004	2003
Accrued bonuses, commissions and other employee expenses	$5,080	$5,521
Accrued postretirement benefits other than pensions	3,881	3,718
Deferred compensation	461	466
Other accrued liabilities	210	199

Total	$9,632	$9,904

5.	Related Party Transactions

DonTech purchases insurance services from R.H. Donnelley and general ledger and purchasing services from SBC. Payments made to R.H. Donnelley for insurance services totaled $465 and $284 for the six months ended June 30, 2004 and 2003, respectively. Payments made to SBC for general ledger and purchasing services were insignificant in each of these periods.

DonTech also provides facility space for certain employees of SBC under an agreement entered into in 1998 (see Note 6).

6.	Contingencies and Commitments

During 2002, DonTech renegotiated the lease for its headquarters facility, which was originally scheduled to terminate on January 31, 2010. The renegotiated lease extends the terms of the agreement two additional years (through January 31, 2012) in exchange for certain cash concessions totaling $1,579. Cash concessions received in connection with the amended lease have been recorded as deferred rent credits in the balance sheet and are being recognized on a straight-line basis as a reduction to rent expense over the lease term. At June 30, 2004, the long-term deferred

DonTech
Notes to Financial Statements
(in thousands)

credit related to these concessions was $1,759. In connection with the renegotiation of the lease, DonTech incurred brokers fees of $669 which have been reflected in the balance sheet as a non-current other asset as of June 30, 2004 and December 31, 2003. These fees are being amortized to rent expense over the lease term.

In September 1998, DonTech entered into a maintenance service agreement with Ameritech Advertising Services to provide certain maintenance services pertaining to telecommunications support, including parts, to DonTech. This agreement was set to expire in September 2003. In September 2003, DonTech entered into a new agreement with SBC Global Services for the provision of these maintenance services. The new agreement has a five-year term expiring in August 2008. According to the terms of the agreement, DonTech’s remaining obligation as of June 30, 2004 and December 31, 2003 is $555 and $617, respectively.

7.	Employee Retirement and Profit Participation Plans

DonTech sponsors a defined benefit pension plan covering substantially all of its employees (the “Principal Plan”). The benefits to be paid to employees are based on years of service and a percentage of total annual compensation. The percentage of compensation allocated to a retirement account ranges from 3.0% to 12.5% depending on age and years of service. Pension costs are determined using the projected unit credit actuarial cost method. DonTech’s funding policy is to contribute an amount at least equal to the minimum legal funding requirement. No contributions were required to be made in 2003, 2002 or 2001. The Principal Plan’s assets are invested in equity and debt securities. DonTech uses a measurement date of December 31 for the majority of its plan assets.

DonTech also has an unfunded non-qualified defined benefit pension plan, the Pension Benefit Equalization Plan (“PBEP”), which covers senior executives and certain key employees. Benefits are based on years of service and compensation (including compensation not permitted to be taken into account under the previously mentioned defined benefit pension plan).

Additionally, DonTech offers a defined contribution savings plan (the “Profit Plan”) to substantially all employees and contributes fifty cents for each dollar contributed by a participating employee, up to a maximum of 6% of the participant’s compensation including salary, commission and short-term bonus. DonTech also makes contributions to the Profit Plan contingent upon the attainment of financial goals set in advance as defined in the Profit Plan agreement. There were no contributions made based upon the attainment of any financial goals for any of the periods presented. The matching contributions made to the plan were $479 and $455 for the six months ended June 30, 2004 and 2003, respectively.

DonTech provides postretirement healthcare and life insurance benefits to certain retired employees and their dependents.

DonTech
Notes to Financial Statements
(in thousands)

The net periodic benefit cost of DonTech’s pension and postretirement benefit plans for the six months ended June 30, 2004 and 2003 was as follows:

	Pension Benefits
	Six Months
	Ended June 30,
	2004	2003
Service cost	$740	$604
Interest cost	1,040	974
Expected return on plan assets	(1,290)	(1,090)
Unrecognized prior service cost	55	54
Amortization of unrecognized loss	240	327
Other	—	46

Net periodic benefit cost	$785	$915

	Other Benefits
	Six Months
	Ended June 30,
	2004	2003
Service cost	$103	$67
Interest cost	229	149
Unrecognized prior service cost	53	35
Amortization of unrecognized loss	41	27
Other	6	4

Net periodic benefit cost	$432	$282

8.	Subsequent Event

On July 28, 2004, API/IL entered into an agreement to sell its 50% interest in DonTech to R.H. Donnelley for $1.41 billion in cash, after working capital adjustments and the settlement of a $30 million liquidation preference owed to R.H. Donnelley by DonTech. Upon completion of the sale on September 1, 2004, DonTech will become 100% owned by R.H. Donnelley.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Partners of DonTech:

In our opinion, the accompanying balance sheets and the related statements of partners’ capital, operations and cash flows present fairly, in all material respects, the financial position of the DonTech II Partnership (“DonTech”), at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of DonTech’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
February 12, 2004

DONTECH

BALANCE SHEETS

	December 31,
(in thousands)	2003	2002
Assets
Current Assets
Cash and cash equivalents	$4,775	$9,016
Commission receivable from related party	97,730	102,358
Prepaid expenses	560	843

Total current assets	103,065	112,217
Fixed assets, net of accumulated depreciation and amortization	5,677	6,036
Pension asset	7,199	8,819
Other	1,565	1,842

Total Assets	$117,506	$128,914

Liabilities and Partners’ Capital
Current Liabilities
Accounts payable	$1,752	$1,602
Accrued liabilities	9,904	9,640
Distribution payable to partners	—	3,600

Total current liabilities	11,656	14,842
Deferred rent credits	1,435	1,550

Total liabilities	13,091	16,392
Commitments and contingencies (Note 6) Accumulated other comprehensive loss	(349)	—
Partners’ capital	104,764	112,522

Total liabilities and partners’ capital	$117,506	$128,914

The accompanying notes are an integral part of the financial statements.

DONTECH

STATEMENTS OF PARTNERS’ CAPITAL

	The R.H. Donnelley	Ameritech Publishing
(in thousands)	Corporation	of Illinois, Inc.	Total
Balance, January 1, 2001	$92,492	$32,695	$125,187

Net income	19,313	19,313	38,626
Distributions to partners	(21,700)	(21,700)	(43,400)

Balance, December 31, 2001	90,105	30,308	120,413

Net income	18,479	18,480	36,959
Distributions to partners	(22,425)	(22,425)	(44,850)

Balance, December 31, 2002	86,159	26,363	112,522

Net income	17,347	17,347	34,694
Distributions to partners	(21,226)	(21,226)	(42,452)

Balance, December 31, 2003	$82,280	$22,484	$104,764

The accompanying notes are an integral part of the financial statements.

DONTECH

STATEMENT OF OPERATIONS

	Years Ended December 31,
(in thousands)	2003	2002	2001
Sales commissions, net – related party	$99,711	$101,792	$106,849
Expenses
Selling	46,773	48,016	48,810
Administrative	11,832	10,273	10,356
Occupancy and depreciation	6,720	7,388	9,058
Other	860	885	1,190

Total operating expenses	66,185	66,562	69,414
Operating income	33,526	35,230	37,435
Other income	1,168	1,729	1,191

Net income	34,694	36,959	38,626
Comprehensive (Loss) Income
Minimum pension liability adjustment	(349)	—	—

Comprehensive income	$34,345	$36,959	$38,626

The accompanying notes are an integral part of the financial statements.

DONTECH

STATEMENT OF CASH FLOWS

	Years Ended December 31,
(in thousands)	2003	2002	2001
Cash Flows from Operating Activities
Net income	$34,694	$36,959	$38,626
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,603	1,702	2,360
Loss on disposal of fixed assets	205	26	—
Changes in assets and liabilities
Decrease in commission receivable	4,628	6,117	2,450
Increase (decrease) in prepaid rent expense	94	(743)	—
Increase in receivable from landlord	—	(450)	—
Decrease (increase) in other assets	2,086	1,322	(115)
Increase (decrease)in accounts payable	150	29	(548)
(Decrease) increase in accrued liabilities	(84)	457	533
(Decrease) increase in deferred rent credits	(115)	1,579	—

Net cash provided by operating activities	43,261	46,998	43,306
Cash Flows from Investing Activities
Purchases of equipment	(1,450)	(678)	(1,331)

Cash Flows from Financing Activities
Distributions to partners	(42,452)	(44,850)	(43,400)
(Decrease) increase in distribution payable	(3,600)	3,600	—

Net cash used in financing activities	(46,052)	(41,250)	(43,400)

Net (decrease) increase in cash and cash equivalents	(4,241)	5,070	(1,425)
Cash and cash equivalents, beginning of year	9,016	3,946	5,371

Cash and cash equivalents, end of year	$4,775	$9,016	$3,946

The accompanying notes are an integral part of the financial statements.

DonTech
NOTES TO FINANCIAL STATEMENTS
(in thousands)

1.	Form of Organization and Nature of Business

The DonTech II Partnership (“DonTech”) is a general partnership between Reuben H. Donnelley, Inc. (formerly known as The Reuben H. Donnelley Corporation) (“R.H. Donnelley”), a Delaware corporation, and Ameritech Publishing of Illinois, Inc. (“API/IL”), a unit of SBC Communications (“SBC”). The partnership was established in August 1997 and was preceded by AM-DON (“DonTech I”), a general partnership between the same parties which, as of December 31, 2000, ceased business operations and distributed its remaining assets to its partners.

DonTech is the exclusive sales agent in perpetuity for yellow pages, white pages and street address directories published by SBC in Illinois and northwest Indiana. The partnership receives a 27% commission on sales net of provisions (capped at 6.1% subject to certain exclusions). DonTech’s cost structure includes principally sales, sales operations, office services, finance, facilities and related overhead. DonTech profits are shared equally between the partners. During the term of the partnership agreement, neither partner may compete directly against the business of DonTech without the consent of the Board of Directors.

A Board of Directors (the “Board”) was appointed to administer the activities of the partnership. From time to time during the term of the partnership, the Board may call for additional capital contributions in equal amounts from each of the partners if, in the opinion of the Board, additional capital is required for the operation of the partnership.

2.	Summary of Significant Accounting Policies

Cash and Cash Equivalents. Cash and cash equivalents include all highly liquid investments with an initial maturity date of three months or less. The carrying value of cash equivalents approximates fair value due to their short-term nature.

Revenue Recognition. Revenue is comprised of sales commissions reflected net of provisions (capped at 6.1% per annum subject to certain exclusions) and is recognized upon execution of contracts for the sale of advertising. Greater than 99% of DonTech’s revenue is generated from DonTech’s sales agency agreement with API/IL.

Fixed Assets. Fixed assets are recorded at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. Upon asset retirement or other disposition, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of operations. Amounts incurred for repairs and maintenance are charged to operations.

Postretirement Benefits Other than Pensions. DonTech provides postretirement benefits consisting mainly of life and health insurance to substantially all employees and their dependents. The accrual method of accounting is utilized for postretirement healthcare and life insurance benefits.

Income Taxes. No provision for income taxes is made as the proportional share of partnership income is the responsibility of the individual partners.

Concentration of Credit Risk. Financial instruments which potentially subject DonTech to a concentration of credit risk consist principally of commission receivable. DonTech’s commission receivable is due from one of its partners (SBC). Collateral is not required.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

Effects of Recent Accounting Pronouncements. In December 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 132 (revised 2003) Employers’ Disclosures about Pensions and Other Postretirement Benefits. SFAS No. 132 (revised 2003) amends the disclosure requirements of SFAS 132 to require more complete information about pension and postretirement benefits. It does not change the measurement or recognition of those plans required by SFAS No. 87, Employers’ Accounting for Pensions, SFAS No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. DonTech has adopted the disclosure provisions of SFAS No. 132 (revised 2003) as of December 31, 2003.

On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) was signed into law. The Act introduces prescription drug care benefits under Medicare and also allows for certain sponsors of postretirement benefit plans with a drug benefit to receive a non-taxable federal subsidy if certain criteria are met. In response to the passage of this legislation, on January 12, 2004, the FASB issued FASB Staff Position (“FSP”) No. FAS 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003. The FSP permits employers that sponsor postretirement benefit plans that provide prescription drug benefits to retirees to make a one-time election to defer accounting for any effects of the Act. In accordance with the FSP, DonTech has elected to defer accounting for any effects of the Act and accordingly, any measures of the accumulated postretirement benefit obligation or net periodic postretirement benefit cost in the financial statements and as disclosed in Note 8 — Postretirement Benefits Other than Pensions do not reflect the effects of the Act on DonTech’s plan. Authoritative guidance on the accounting for the federal subsidy is currently being considered by the FASB that, when issued, could require DonTech to change previously reported information.

In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 are effective for fiscal periods beginning after June 15, 2003. Adoption of EITF Issue No. 00-21 on January 1, 2004 is not expected to have a material impact on DonTech’s results of operations or financial position.

In December 2003, the FASB issued FASB Interpretation (“FIN”) No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) 51 (revised December 2003). The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. FIN 46 is effective for VIEs created after December 31, 2003 and is effective for all other VIEs in the first reporting period beginning after December 15, 2004. The adoption of FIN 46 is not expected to have a significant effect on DonTech’s financial position or results of operations.

3.	Fixed Assets

Fixed assets consist of the following at December 31:

	2003	2002
Furniture and fixtures	$7,109	$7,178
Computers and software	5,913	16,508
Leasehold improvements	1,969	1,969

	14,991	25,655
Less accumulated depreciation and amortization	(9,314)	(19,619)

Net fixed assets and computer software	$5,677	$6,036

Depreciation and amortization expense for the three years ended December 31, 2003, 2002 and 2001 was $1,603, $1,702 and $2,360, respectively. During the year ended December 31, 2003, DonTech disposed of fixed assets with a cost of $12,118. The assets disposed had a net book value of $205 resulting in a loss on disposal which is reflected in the statement of operations.

4.	Accrued Liabilities

Accrued liabilities consist of the following at December 31:

	2003	2002
Accrued bonuses, commissions and other employee expenses	$5,521	$4,657
Accrued postretirement benefits other than pensions	3,718	3,599
Deferred compensation	466	1,350
Other accrued liabilities	199	34

Total	$9,904	$9,640

5.	Related Party Transactions

DonTech purchases insurance services from R.H. Donnelley and general ledger and purchasing services from SBC. Payments made to R.H. Donnelley for insurance services totaled $837, $510 and $442 in 2003, 2002 and 2001, respectively. Payment made to SBC for general ledger and purchasing services were insignificant in each of the three years in the period ended December 31, 2003.

DonTech also provides facility space for certain employees of SBC under an agreement entered into in 1998 (see Note 6).

6.	Contingencies and Commitments

DonTech leases certain office facilities under noncancelable lease arrangements. Rent expense under these operating leases was approximately $2,232, $2,254 and $2,223 for 2003, 2002 and 2001, respectively.

During 2000, DonTech entered into a sublease agreement with SBC whereby DonTech received $58, $56 and $54 of sublease rental income from SBC during 2003, 2002 and 2001, respectively.

The future minimum lease payments required under noncancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 2003 are as follows:

December 31, 2004	$4,168
2005	4,236
2006	4,220
2007	3,930
2008 and thereafter	9,532

Total	$26,086

During 2002, DonTech renegotiated the lease for its headquarters facility, which was originally scheduled to terminate on January 31, 2010. The renegotiated lease extends the terms of the agreement two additional years (through January 31, 2012) in exchange for certain cash concessions totaling $1,579. Cash concessions received in connection with the amended lease have been recorded as deferred rent credits in the balance sheet and are being recognized on a straight-line basis as a reduction to rent expense over the lease term. At December 31, 2003, the long-term deferred credit related to these concessions was $1,435. In connection with the renegotiation of the lease, DonTech incurred brokers fees of $669 which have been reflected in the balance sheet as a non-current other asset as of December 31, 2003. These fees are being amortized to rent expense over the lease term.

In September 1998, DonTech entered into a maintenance service agreement with Ameritech Advertising Services to provide certain maintenance services pertaining to telecommunications support, including parts, to DonTech. This agreement was set to expire in September 2003. In September 2003, DonTech entered into a new agreement with SBC Global Services for the provision of these maintenance services. The new agreement has a five-year term expiring in August 2008. According to the terms of the agreement, DonTech’s remaining obligation as of December 31, 2003 is $617.

7.	Employee Retirement and Profit Participation Plans

DonTech sponsors a defined benefit pension plan covering substantially all of its employees (the “Principal Plan”). The benefits to be paid to employees are based on years of service and a percentage of total annual compensation. The percentage of compensation allocated to a retirement account ranges from 3.0% to 12.5% depending on age and years of service. Pension costs are determined using the projected unit credit actuarial cost method. DonTech’s funding policy is to contribute an amount at least equal to the minimum legal funding requirement. No contributions were required to be made in 2003, 2002 or 2001. The Principal Plan’s assets are invested in equity funds and, debt securities fixed income funds and real estate. DonTech uses a measurement date of December 31 for the majority of its plan assets.

DonTech also has an unfunded non-qualified defined benefit pension plan, the Pension Benefit Equalization Plan (“PBEP”), which covers senior executives and certain key employees. Benefits are based on years of service and compensation (including compensation not permitted to be taken into account under the previously mentioned defined benefit pension plan).

The following provides a reconciliation of benefit obligations, plan assets, and the funded status of the Principal Plan and PBEP (the “Plans”)

	Retirement Plans
	2003	2002
Change in benefit obligation
Projected benefit obligation, beginning of year	$29,230	$26,280
Service cost	1,208	1,262
Interest cost	1,947	1,903
Benefits paid	(1,269)	(975)
Actuarial loss	3,929	278
Effect of plan amendments, assumption changes and other charges	37	638
Plan curtailment	—	(156)

Projected benefit obligation, end of year	$35,082	$29,230

Change in plan assets
Market value of assets, beginning of year	$26,899	$30,026
Benefit payments	(1,269)	(975)
Contributions	190	64
Actual return on assets	5,965	(2,216)

Market value of assets, end of year	$31,785	$26,899

Funded status of plans	$(3,297)	$(2,330)
Unrecognized net loss	9,239	9,750
Unrecognized prior service costs	619	781
Additional minimum pension liability	(441)	—

Prepaid pension cost	$6,120	$8,201

Prepaid benefit cost	$7,199	$8,819
Accrued liability	(987)	(618)
Accumulated other comprehensive income	349	—

Net amount recognized	$6,561	$8,201

The accumulated benefit obligation for the Principal Plan and PBEP was $30,572 and $24,472 at December 31, 2003 and 2002, respectively.

Net periodic pension cost for the Plan in 2003, 2002 and 2001 includes the following components:

	2003	2002	2001
Service cost	$1,208	$1,262	$1,116
Interest cost	1,947	1,903	1,765
Expected return on assets	(2,180)	(2,791)	(3,282)
Amortization of net gain	655	263	4
Amortization of unrecognized prior service cost	107	291	426
Adjustment	92	—	—
Curtailment loss	—	58	—

Total pension cost	$1,829	$986	$29

Assumptions used to determine the benefit obligation are as follows:

	2003	2002	2001
Discount rate	6.00%	6.50%	7.25%
Weighted average compensation increases	3.66%	3.91%	3.91%
Expected long-term rate of return	8.25%	9.75%	10.50%

Assumptions used to determine the net periodic benefit cost are as follows:

	2003	2002	2001
Discount rate	6.50%	7.25%	7.50%
Expected long-term rate of return	8.25%	9.75%	10.50%
Weighted average compensation increases	3.66%	3.91%	3.91%

The Principal Plan participates in a Master Trust along with R.H. Donnelley, the assets of which are administered by The Northern Trust Company. A total return investment approach is used to maximize the long-term return on plan assets at a prudent level of risk. The Principal Plan’s target asset allocation is 65% equity securities and 35% debt securities. The target allocation is controlled by periodic rebalancing back to target. Principal Plan assets are invested using a combination of active and passive (indexed) investment strategies.

The Principal Plan’s equity securities are diversified across U.S. and non-U.S. stocks. The Principal Plan’s debt securities are diversified principally among securities issued or guaranteed by the United States government or its agencies, mortgage-backed securities, including collateralized mortgage obligations, investment-grade corporate debt obligations and dollar-denominated obligations issued in the U.S. and by non-U.S. banks and corporations.

Investment risk is controlled through diversification among asset classes, managers and securities. Risk is further controlled at the investment manager level by requiring active managers to follow formal written investment guidelines. Investment results are measured and monitored on an ongoing basis, and quarterly investment reviews are conducted. The Principal Plan’s U.S. investment manager is prohibited from investing Principal Plan assets in equity or debt securities issued or guaranteed by R.H. Donnelley. However, the Principal Plan may hold R.H. Donnelley stock if it is part of a total U.S. equity market index fund in which the Principal Plan invests.

The weighted-average asset allocation of the Principal Plan at December 31, 2003 and 2002, by asset category are as follows:

	Plan Assets at December 31
	2003	2002
Equity securities	67%	62%
Debt securities	33%	38%

Total	100%	100%

DonTech does not expect to make significant contributions to the Principal Plan or the PBEP in 2004.

For 2004, DonTech will use a rate of 8.25% as the expected long-term rate of return assumption on plan assets for the Plans. This assumption is based on the plans’ target asset allocation of 65% equity securities and 35% debt securities. It reflects long-term capital market return forecasts for the asset classes employed, assumed excess returns from active management within each asset class, the portion of plan assets that are actively managed, and periodic rebalancing back to target allocations. Current market factors such as inflation and interest rates are evaluated before the long-term capital market assumptions are determined. Although DonTech reviews its expected long-term rate of return assumption annually, DonTech’s plan performance in any one particular year does not, by itself, significantly influence its evaluation. DonTech’s assumption is generally not revised unless there is a fundamental change in one of the factors upon which it is based, such as the target asset allocation or long-term capital market return forecasts.

Additionally, DonTech offers a defined contribution savings plan (the “Profit Plan”) to substantially all employees and contributes fifty cents for each dollar contributed by a participating employee, up to a maximum of 6% of the participant’s compensation including salary, commission and short-term bonus. DonTech also makes contributions to the Profit Plan contingent upon the attainment of financial goals set in advance as defined in the Profit Plan agreement. There were no contributions made based upon the attainment of any financial goals for any of the periods presented. The matching contributions made to the plan were $861, $876 and $944 in 2003, 2002 and 2001, respectively.

8.	Postretirement Benefits Other than Pensions

DonTech provides postretirement healthcare and life insurance benefits to certain retired employees and their dependents.

The following provides a reconciliation of benefit obligations, plan assets, and the funded status of the health and life insurance plans.

Change in benefit obligation:

	Retirement Plans
	2003	2002
Change in benefit obligation
Benefit obligation, beginning of year	$4,690	$4,052
Service cost	134	157
Interest cost	299	286
Plan participants’ contributions	59	47
Amendments	(264)	—
Actuarial gain (loss)	434	390
Other	8	—
Benefits paid	(472)	(242)

Benefit obligation, end of year	$4,888	$4,690

Change in plan assets
Market value of assets, beginning of year	$—	$—
Employer contributions	413	195
Plan participants’ contributions	59	47
Benefits paid	(472)	(242)

Market value of assets, end of year	$—	$—

Funded status of benefit obligations	$4,888	$4,690
Unrecognized actuarial loss	(1,404)	(1,022)
Unrecognized prior service costs	264	(69)

Accrued cost	$3,748	$3,599

Net periodic postretirement benefit costs for 2003, 2002 and 2001 included the following components:

	2003	2002	2001
Service cost	$134	$157	$126
Interest expense	299	286	261
Amortization of prior service cost	69	97	97
Amortization of unrecognized loss.	53	23	1
Other	8	—	—

Total pension cost	$563	$563	$485

The discount rate used in determining the benefit obligation as of December 31, 2003 and 2002 was 6.0% and 6.5%, respectively. The assumed healthcare cost trend rate used in measuring the benefit obligation as of December 31, 2003 and 2002 was 9.5% and 10%, respectively. The rates are assumed to decrease gradually to 5.0% for 2011 and remain at that level thereafter.

Increasing or decreasing the healthcare cost trend rates by one percentage point would not have had a material effect on the net periodic postretirement expense for the year ended December 31, 2003. A one percentage point increase would have increased the benefit obligation at December 31, 2003 by $277. A one percentage point decrease would have decreased the benefit obligation at December 31, 2003 by $252.

(b) Pro Forma Financial Information

The following unaudited pro forma financial statements, or pro forma statements, give effect to R.H. Donnelley Corporation’s (“Donnelley” or the “Company”) acquisition of the directory publishing business of SBC Communications, Inc. (“SBC”) in Illinois and Northwest Indiana, including SBC’s interest in The DonTech II Partnership, a 50/50 general partnership between the Company and SBC (“DonTech”) (collectively, the “SBC Directory Acquisition”), and related financing on the historical financial position and results of operations of Donnelley, APIL (defined below) and DonTech. The historical financial information set forth below has been derived from, and should be read in conjunction with, the historical financial statements of Donnelley, APIL and DonTech.

Donnelley’s historical financial statements are included in Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Quarterly Report on Form 10-Q for the six months ended June 30, 2004. APIL’s and DonTech’s historical financial statements for the year ended December 31, 2003 and the six months ended June 30, 2004 are included elsewhere in this Current Report on Form 8-K.

The pro forma statements give effect to the SBC Directory Acquisition and the related financing as if the transactions had been consummated for the income statements on January 1, 2003 and for the balance sheet on June 30, 2004 under the purchase method of accounting.

The pro forma statements are provided for informational purposes only and do not purport to represent what the combined financial position or results of operations actually would have been, had the SBC Directory Acquisition and related financing and other pro forma adjustments occurred on the dates indicated. Additionally, the pro forma statements are not necessarily indicative of the future financial condition or results of operations of Donnelley. The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and differs materially from the adjusted pro forma data presented in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Report on Form 10-Q (“MD&A”) for the quarterly period ended September 30, 2004 in that while the adjusted pro forma data included in the MD&A also includes the SBC Directory Acquisition and Donnelly GAAP results, it eliminates the effects of purchase accounting related to the SBC Directory Acquisition and certain other items as described in MD&A under the caption “Adjusted Pro Forma Amounts and Other Non-GAAP Measures”.

THE ACQUISITION

On September 1, 2004, Donnelley completed the SBC Directory Acquisition, whereby affiliates of Donnelley acquired from Ameritech Corporation (“Ameritech”), a wholly owned subsidiary of SBC, and Ameritech Publishing Inc. (“API”), a wholly owned subsidiary of Ameritech, certain partnership interests in The APIL Partners Partnership (“APIL”), The AM-DON Partnership and DonTech, each an Illinois general partnership, for $1.41 billion in cash, after working capital adjustments and the settlement of a $30 million liquidation preference owed to Donnelley related to DonTech. The acquisition was accounted for as a purchase business combination. Under the purchase method of accounting, the costs to acquire the SBC Directory Acquisition, including certain transaction costs, were allocated to the underlying net assets in proportion to their respective estimated fair values. The excess purchase price over the estimated fair value of the net assets acquired, including identifiable intangible assets, was allocated to goodwill. A preliminary allocation of the purchase price to the net assets acquired, including identifiable intangible assets, has been made based on the best information currently available. While the Company does not anticipate significant changes to the fair value of the net assets acquired, additional information could come to our attention that may require a revision to the preliminary purchase price allocation, such as our receipt of the audited closing balance sheet as of September 1, 2004 that we presently expect to receive by December 31, 2004.

Management expects that the SBC Directory Acquisition will result in increased efficiencies for the combined company. These opportunities include, but are not limited to, better coordination between sales operations previously conducted by DonTech with other operating activities previously conducted by APIL, and the centralization of certain administrative and other support functions. Management also plans to increase promotion and marketing investments in the acquired SBC directory business. Management further expects that the combined company will incur certain costs, primarily general and administrative expenses, above amounts historically allocated to the acquired SBC directory business by its former parent company. In addition, certain adjustments have been made to be consistent with the application of Donnelley’s policies.

Further, in connection with the SBC Directory Acquisition, we entered into a transition services agreement with SBC pursuant to which affiliates of SBC continue to perform certain functions on behalf of the acquired directory business following the closing of the acquisition. The primary transition services provided by SBC and its affiliates under this agreement include certain information technology support, certain marketing services, certain pre-press publishing and distribution services, and certain customer service and billing and collection services. The net financial impact of the matters referred to in this and the immediately preceding paragraph have not been reflected in the accompanying pro forma statements.

REVENUE AND EXPENSE RECOGNITION

As the result of the SBC Directory Acquisition, Donnelley became the publisher of the 129 SBC-branded yellow pages directories previously published by SBC, for which DonTech sold advertising and the Company provided certain pre-press publishing services. Donnelley recognizes revenue and certain direct costs related to the publication of its yellow pages directories under the deferral and amortization method. Under this method, revenue from advertising sales is initially deferred when the directory is published and recognized ratably over the directories’ life, which is typically twelve months. Additionally, certain costs directly related to the selling and production of directories, such as sales commissions and print, paper and initial distribution costs, are initially deferred and recognized ratably over the life of a directory. Before the SBC Directory Acquisition, Donnelley also earned pre-press publishing fees with respect to services the Company provided on behalf of SBC. Subsequent to the acquisition, Donnelley no longer recognizes revenue from pre-press publishing services, as these services are being provided for the SBC-branded directories we now publish.

Before the SBC Directory Acquisition, Donnelley accounted for its investment in DonTech under the equity method and recognized its 50% share of DonTech’s net income as partnership income in its consolidated statement of operations. Partnership income also included revenue participation income from SBC. Revenue participation income was based on DonTech advertising sales and was recognized when a sales contract was executed with a customer. Donnelley’s investment in DonTech and the revenue participation receivable from SBC were previously reported as partnership investment on the Company’s consolidated balance sheet. Upon the SBC Directory Acquisition, SBC ceased paying us revenue participation income and we no longer recognize our 50% net profits from DonTech. Thus, the DonTech partnership investment was eliminated, and subsequent to the SBC Directory Acquisition, the Company no longer recognizes partnership income.

During the six months ended June 30, 2004, APIL recorded a favorable adjustment to net revenue of $1.4 million relating to sales claims, resulting in an increase to net revenues for the period, and a favorable adjustment to bad debt expense totaling $8.2 million, resulting in a decrease to operating expenses for the period. The net financial impact of these adjustments is reflected in APIL’s historical income statement for the six months ended June 30, 2004 and has not been eliminated in the accompanying pro forma statements.

EFFECTS OF PURCHASE ACCOUNTING

The deferred revenue associated with the acquired SBC-branded directories on June 30, 2004 was $44.4 million, representing revenue that in the absence of purchase accounting would have been recognized in 2004 and 2005 under Donnelley’s deferral and amortization method of revenue recognition. Under purchase accounting, Donnelley reduced this $44.4 million liability for pre-acquisition deferred revenue to zero in the accompanying pro forma balance sheet as of June 30, 2004. Accordingly, Donnelley will never record revenue associated with directories that published prior to the acquisition. The impact of this purchase accounting adjustment has not been reflected on the pro forma income statement. Although the deferred revenue balance was eliminated, Donnelley retained all the rights associated with the collection of amounts due and contractual obligations under the advertising contracts executed prior to the SBC Directory Acquisition. As a result, the billed and unbilled accounts receivable balances relating to the acquired SBC directory business remain assets of Donnelley. The $44.4 million of deferred revenue as of June 30, 2004 related solely to billed customer accounts.

The deferred costs associated with the acquired SBC-branded directories on June 30, 2004 was $208.5 million and included $176.5 million related to directories published prior to the acquisition that in the absence of purchase accounting would have been recognized as expense in 2004 and 2005 under the Company’s deferral and amortization method. The $176.5 million of costs related to directories published prior to the acquisition date have been reduce to zero in the accompanying pro forma balance sheet as of June 30, 2004. Accordingly, Donnelley will never record expense associated with directories published prior to the acquisition. The impact of this purchase accounting adjustment has not been reflected on the pro forma income statement. The remaining deferred directory costs associated with the acquired SBC-branded directories, which related to those directories that were scheduled to publish subsequent to the acquisition, were $32.0 million and were assumed by Donnelley. Under purchase accounting rules, these deferred costs are recorded at their fair value, which is determined as the estimated billable value of the published directory less the expected costs to complete that directory plus a normal profit margin. The fair value of these costs was determined to be $49.3 million higher than their carrying value, which we refer to as “cost uplift”. Accordingly, Donnelley increased these costs by $49.3 million on the accompanying pro forma balance sheet to reflect their fair value, and such amount will be amortized as a non-cash expense over the life of the related directories.

Prior to the acquisition, Donnelley provided pre-press publishing services to SBC relating to the acquired SBC-branded directories for which Donnelley received pre-press publishing revenue from SBC. Donnelley also recognized its 50% of the net income of DonTech and revenue participation income from SBC as partnership income. Similarly, SBC incurred expenses for the revenue participation income and for the pre-press publishing fees paid to Donnelley. Also, prior to the acquisition, DonTech provided sales agency services to SBC for the sale of local advertising related to the acquired SBC directory business for which it received sales commission revenue. Similarly, SBC incurred expenses for commissions paid to DonTech for services provided by DonTech. As a result of the SBC Directory Acquisition, Donnelley is now the publisher of these directories. Accordingly, had the SBC Directory Acquisition occurred on January 1, 2003, all subsequent transactions among Donnelley, SBC, APIL and DonTech would have been intercompany transactions subject to elimination in consolidation. Accordingly, the pre acquisition transactions among Donnelley, SBC, APIL and DonTech have been treated as intercompany transactions and therefore eliminated in the pro forma statements.

DONNELLEY PRO FORMA CONDENSED BALANCE SHEET
(UNAUDITED)
AS OF JUNE 30, 2004

	DONNELLEY	APIL	DONTECH	PREACQUISITION		ACQUISITION		PRO
	HISTORICAL	HISTORICAL	HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		FORMA
(In thousands)
ASSETS:
Cash and cash equivalents	$10,594	$—	$4,259	$—		$—		$14,853
Accounts receivable, net	223,520	15,994	97,368	—		(97,368	)(2)	—
						224,611	(7)
						(15,994	) (7)	448,131
Deferred directory costs	35,229	208,541	—	—		(176,557	)(4)	—
						49,316	(4)	116,529
Advances from affiliates	—	41,126	—	—		(41,126	)(7)	—
Accounts receivable from parent	—	102,685	—	(102,685	)(1)	—		—
Income taxes receivable	58,910	—	—	—		—		58,910
Other current assets	23,251	59	1,702	(42	)(1)	—		24,970

Total current assets	351,504	368,405	103,329	(102,727)		(57,118)		663,393
Fixed assets and computer software, net	28,027	—	5,973	—		—		34,000
Partnership investment	174,160	22,056	—	—		(103,891	)(2)	—
				—		(92,325	)(2)	—
Other non-current assets	91,004	3,791	7,660	(3,791	)(1)	13,386	(5)	112,050
Intangible assets	1,840,251	—	—	—		1,097,500	(4)	2,937,751
Goodwill	97,040	—	—	—		185,956	(4)	282,996

Total assets	$2,581,986	$394,252	$116,962	$(106,518)		$1,043,508		$4,030,190

LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$26,846	$4,526	$7,595	$(135	)(1)	$8,271	(7)	$47,103
Checks not yet presented for payment	16,178	—	—	—		—		16,178
Accrued interest	7,088	—	—	—		—		7,088
Deferred revenue	227,773	44,408	—	—		(44,408	)(4)	227,773
Accounts payable to related parties	—	190,468	—	—		(190,468	)(2)	—
Accounts payable to affiliates	—	399	—	(399	)(1)	—		—
Income taxes	—	60,762	—	—		(60,762	)(4)	—
Other current liabilities	—	15,994	—	—		(15,994	)(7)	—
Current portion of long-term debt	28,896	—	—	—		85,705	(5)	114,601

Total current liabilities	306,781	316,557	7,595	(534)		(217,656)		412,743
Long-term debt	1,913,771	—	—	—		1,332,332	(5)	3,246,103
Deferred income taxes	121,906	9,441	—	—		(9,441	)(4)	121,906
Other non-current liabilities	26,953	1,801	5,808	(1,751	)(1)	—		32,811

Total liabilities	2,369,411	327,799	13,403	(2,285)		1,105,235		3,813,563
Redeemable convertible preferred stock	206,990	—	—	—		—		206,990
SHAREHOLDERS’ EQUITY
Common stock	51,622	—	—	—		—		51,622
Parent company investment	—	39	—	—		(39	)(6)	—
Partners’ capital	—	—	103,908	—		(103,908	)(6)	—
Additional paid-in capital	95,310	—	—	(104,233	)(3)	108,634	(6)	99,711
Unamortized restricted stock	(356)	—	—	—		—		(356)
Warrants outstanding	13,758	—	—	—		—		13,758
Retained earnings	5,807	66,414	—	—		(66,414	)(6)	5,807
Treasury stock	(163,709)	—	—	—		—		(163,709)
Accumulated other comprehensive income (loss)	3,153	—	(349)	—		—		2,804

Total shareholders’ equity	5,585	66,453	103,559	(207,349)		(61,727)		9,637
Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$2,581,986	$394,252	$116,962	$(106,518)		$1,043,508		$4,030,190

(In thousands)

(1)	Pursuant to the terms of the Purchase Agreement by and among Donnelley and Ameritech and API, prior to the closing, APIL settled its intercompany receivables and payables with SBC and its affiliates. The Purchase Agreement further provided that Donnelley would not assume APIL’s existing pension, postretirement and other benefit obligations. The effect of these adjustments, which RHD did not assume, decreased net assets acquired by $104,233.

(2)	These adjustments eliminate the payables and receivables among Donnelley, APIL and DonTech, which as a result of the acquisition became intercompany balances subject to elimination in consolidation. The effect of these adjustments was to reduce net assets acquired by $103,116.

(3)	Represents the net adjustment to shareholders’ equity for adjustments (1) and (2) above.

(4)	The SBC Directory Acquisition was accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Accordingly, the purchase price was allocated to the tangible and identified intangible assets acquired and the liabilities assumed on the acquisition date, as adjusted to eliminate intercompany items. The preliminary allocation of the purchase price to the assets acquired and liabilities assumed is as follows:

Calculation of Allocable Purchase Price

Cash	$1,406,102
Liquidation preference	29,898
Allocable transaction costs	11,935

Total allocable purchase price	$1,447,935

Estimated allocation of purchase price:
APIL and DonTech net assets acquired	177,109
Directory Services Agreements (a)	952,500
Customer relationships (b)	145,000
Estimated profit on acquired sales contracts (c)	49,316
Fair value adjustments:
Reverse pre-acquisition deferred revenue (d)	44,408
Reverse deferred directory costs associated with directories published pre-acquisition (d)	(176,557)
Eliminate SBC income taxes (d)	70,203

Fair value of assets acquired	1,261,979
Goodwill (e)	185,956

Total allocable purchase price	$1,447,935

(a)	Directory services agreements include a directory services license agreement, a non-competition agreement, a SMARTpages reseller agreement and a directory publishing listing agreement (collectively, “Directory Services Agreements”) among the Company and certain affiliates of SBC. The directory services license agreement designates us as the official and exclusive provider of yellow pages directory services for SBC in Illinois and Northwest Indiana (the “Territory”), grants us the exclusive license to produce, publish and distribute white pages directories in the Territory as SBC’s agent and gives us the exclusive right to use the SBC brand and logo on print directories in the Territory. The non-competition agreement prohibits SBC and it affiliates, with certain limited exceptions, from (1) producing, publishing and distributing yellow and white pages print directories in the Territory, (2) soliciting or selling local or national yellow or white pages advertising for inclusion in such directories, and (3) soliciting or selling local internet yellow pages advertising for certain internet yellow pages directories in the Territory or licensing SBC marks to any third party for that purpose. The SMARTpages reseller agreement gives us the exclusive right to sell local internet yellow pages advertising and the non-exclusive right to sell internet yellow pages advertising with respect to geographies outside the Territory to any advertiser (excluding national advertisers) located inside the

Territory onto SBC’s SMARTpages.com internet yellow pages platform. The directory publishing listing license agreement gives us the right to purchase and use basic SBC subscriber listing information and updates for the purpose of publishing directories. The SBC Directory Services Agreements (other than SMARTpages reseller agreement) have initial terms of 50 years, subject to automatic renewal and early termination under specified circumstances. The SMARTpages reseller agreement has a term of 5 years. The fair value of these agreements was determined based on the present value of estimated future cash flows and is being amortized under the straight-line method over the respective terms.

(b)	The fair values of local and national customer relationships were determined based on the present value of estimated future cash flows and historical attrition rates and are being amortized under an accelerated method that assumes the value derived from customer relationships is greater in the earlier years and steadily declines over time. The weighted average useful life of these relationships is 20 years.

(c)	Represents adjustment to increase those costs incurred for directories that were scheduled to publish after the acquisition date to their fair value.

(d)	These adjustments reverse SBC’s pre-acquisition deferred revenue liability, deferred directory costs for directories published prior to the closing date and current and deferred income taxes, all of which are required to be eliminated under purchase accounting rules.

(e)	Represents the excess purchase price over the estimated fair value of net assets acquired.

(5)	Represents borrowings under Donnelley’s amended and restated Senior Credit Facility (“Credit Facility”), which consists of a $700,000 Term Loan A-2, a $1,650,000 Term Loan B-2 and a $175,000 revolving credit facility for an aggregate facility of $2,525,000. Borrowings made under the Credit Facility to finance the SBC Directory Acquisition, including the associated transaction costs, consisted of $600,503 and $731,829 under Term Loans A-2 and B-2, respectively, and cash on hand of $85,705 at September 1, 2004, which has been reflected as short-term borrowings on the pro forma balance sheet as of June 30, 2004. Total financing costs associated with these borrowings were approximately $13,386 and such costs have been deferred and are being amortized to interest expense over the maturities of the related term loans.

(6)	To eliminate (i) APIL’s and DonTech’s historical equity and retained earnings and (ii) the net adjustment to shareholders’ equity for adjustments (4), (5) and (7).

(7)	The majority of APIL’s receivables were sold each month with recourse to an SBC subsidiary. Amounts receivable under this arrangement were included in accounts receivable from affiliates. Bad debt expense relating to these receivables was included in the provision for doubtful accounts, and the associated liability was included in other current liabilities. Additionally, APIL historically did not record in accounts receivable the total value of its local advertising customer contracts as they were executed. The receivables related to these contracts were recorded only as they were billed, and the unbilled portion of the contract was never recorded on APIL’s balance sheet until it was billed. Similarly, deferred revenue recorded by APIL only related to billed customer accounts. This accounting practice differs from Donnelley’s whereby Donnelley records in accounts receivable and related deferred revenue the full value of all of its customer contracts at the time the related directory is published.

Accordingly, the adjustments to accounts receivable balances acquired from SBC include (1) recording unbilled receivable amounts due from local advertising customers, (2) the reclassification of accounts receivable balances purchased by SBC from APIL that have been recorded as advances from affiliates on APIL’s balance sheet as of June 30, 2004 and (3) the reclassification of the liability recorded by SBC as of June 30, 2004 to reflect such amount as an addition to the allowance for doubtful accounts. Additionally, accounts payable and accrued liabilities includes an $8,271 advance from SBC under a transition services agreement relating to the accounts receivable billing and collection functions.

DONNELLEY PRO FORMA CONDENSED INCOME STATEMENT
(UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2003

				CONFORMING AND
	DONNELLEY	APIL	DONTECH	ELIMINATION		ACQUISITION
	HISTORICAL	HISTORICAL	HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		PROFORMA
(In thousands, except per share data)
Net revenues	$256,445	$482,731	$99,711	$(121,908	)(1)	—		$716,979
Operating expenses	164,211	254,909	46,773	(125,227	)(1)	—		258,940
				(99,073	)(2)	—
				17,347	(2)
General and administrative expenses	47,981	40,214	17,809	—		—		106,004
Depreciation and amortization	65,779	—	1,603	—		26,338	(5)	93,720

Total expenses	277,971	295,123	66,185	(206,953)		26,338		458,664
Partnership income	114,052	—	—	(114,052	)(3)	—		—

Operating income	92,526	187,608	33,526	(29,007)		(26,338)		258,315
Interest expense, net	(180,020)	(2)	—	—		(54,530	)(6)	(234,552)
Other income, net	1,523	1	1,168	—		—		2,692

(Loss) income before income taxes	(85,971)	187,607	34,694	(29,007)		(80,868)		26,455
(Benefit) provision for income taxes	(36,018)	74,334	—	(11,603)		(32,347	)(4)	(5,634)

(Loss) income before cumulative effect of accounting change*	$(49,953)	$113,273	$34,694	$(17,404)		$(48,521)		$32,089

Earnings per share (EPS)*
Basic	$(3.53)							$(0.86)	(7)
Diluted	(3.53)							(0.86)	(7)
Shares used in computing EPS
Basic	30,683							30,683	(7)
Diluted	30,683							30,683	(7)

* Rule 11-02 (b) (5) of Regulation S-X stipulates that pro forma income information can only be presented from income (loss) from continuing operations. Any amount relating to discontinued operations, extraordinary items or the cumulative effect of accounting changes cannot be presented in the pro forma income statement. Effective as of January 1, 2003, APIL recorded a cumulative effect of accounting change regarding directory revenue recognition.

DONNELLEY PRO FORMA CONDENSED INCOME STATEMENT
(UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2004

				CONFORMING AND
	DONNELLEY	APIL	DONTECH	ELIMINATION		ACQUISITION
	HISTORICAL	HISTORICAL	HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		PROFORMA
(In thousands, except per share data)
Net revenues	$288,448	$234,389	$51,982	$(61,848	)(1)	$—		$512,971
Operating expenses	110,890	122,841	23,168	(59,852	)(1)	—		157,596
				(48,823	)(2)	—
				9,372	(2)
General and administrative expenses	28,046	13,449	9,270	—		—		50,765
Depreciation and amortization	29,339	—	906	—		13,166	(5)	43,411

Total expenses	168,275	136,290	33,344	(99,303)		13,166		251,772
Partnership income	58,701	—	—	(58,701	)(3)	—		—

Operating income	178,874	98,099	18,638	(21,246)		(13,166)		261,199
Interest expense	(77,796)	—	—	—		(27,264	)(6)	(105,060)
Other income, net	—	—	106	—		—		106

Income before income taxes	101,078	98,099	18,744	(21,246)		(40,430)		156,245
Provision for income taxes	39,926	39,504	—	(8,498	)(4)	(16,172	)(4)	54,760

Net income	$61,152	$58,595	$18,744	$(12,748)		$(24,258)		$101,485

Earnings per share (EPS)
Basic	$1.25							$2.24	(7)
Diluted	1.20							2.16	(7)
Shares used in computing EPS
Basic	31,132							31,132	(7)
Diluted	32,379							32,379	(7)

(In thousands)

(1)	Represents the elimination of (a) DonTech’s revenue, and the corresponding expense recognized by APIL, which is comprised entirely of sales commissions earned by DonTech as a sales agent for SBC selling local yellow pages advertising for the acquired SBC directory business, and (b) pre-press publishing fees Donnelley earned, and the corresponding expense recognized by APIL, with respect to services Donnelley provided on behalf of SBC. These amounts would have been intercompany transactions and eliminated in consolidation.

(2)	Represents the elimination of APIL’s 50% share of the net profits of DonTech that APIL historically recorded as an offset to the sales commission expense it paid to DonTech, as noted in adjustment (1) above, and the revenue participation expense paid by APIL to the Company, which are no longer recognized following the SBC Directory Acquisition.

(3)	Represents the elimination of equity accounting used to account for RHD’s 50% share of the net profits of DonTech and the revenue participation income from APIL, which are no longer recognized following the SBC Directory Acquisition.

(4)	Represents the income tax effect of the preceding pro forma adjustments using a statutory rate of 40%.

(5)	This adjustment reflects additional depreciation and amortization expense from the amortization of acquired identifiable intangible assets over their estimated useful lives. See note 4 to the pro forma balance sheet for a description of identifiable intangible assets. The Directory Services Agreements are being amortized on a straight-line basis over their terms of 50 years, other than the SMARTpages reseller agreement, which is being amortized over its term of 5 years. The local customer relationships are being amortized on a straight-line basis over 15 to 18 years, and national customer relationships are being amortized on a straight-line basis over 30 years.

Under Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized. However, the carrying value is subject to annual impairment testing. While the Company does not anticipate significant changes to the fair value of the net assets acquired, additional information could come to our attention that may require a revision to the preliminary purchase price allocation.

(6)	The Company’s Credit Facility was amended and restated on September 1, 2004 in connection with the SBC Directory Acquisition at which time it borrowed $1,332,332 to finance the acquisition. The pro forma incremental interest expense under the Credit Facility for the year ended December 31, 2003 and the six months ended June 30, 2004 is as follows:

	Year ended	Six months
	December 31,	ended June 30,
	2003	2004
Interest expense on incremental borrowings	$52,652	$26,326
Amortization of associated deferred financing costs	1,878	938

Total incremental interest expense	$54,530	$27,264

Deferred financing costs related to these borrowings are amortized over the term of the associated arrangement. Historical interest expense has not been eliminated in the pro forma statements because the Credit Facility was only amended and restated and, as such, includes all of the debt outstanding under the original Credit Facility as of the date of the SBC Directory Acquisition.

The Company has entered into additional interest rate swap agreements primarily as a result of the incremental financing related to the SBC Directory Acquisition. The impact on interest expense from the additional hedge agreements has not been included in the pro forma incremental interest expense.

Assuming a 1/8% increase in the interest rate associated with the variable portion of the incremental outstanding debt used to finance the SBC Directory Acquisition, pro forma net income would have been reduced by $799 and $299 for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

(7)	The Company’s redeemable convertible cumulative preferred stock (“Preferred Stock”) entitles the holders to participate in dividends and earnings of the Company. Due to this participation feature, earnings per share (“EPS”) are computed under the two-class method. The two-class method is an earnings allocation formula that calculates basic EPS for common shareholders and preferred shareholders based on their respective rights to receive dividends.

The calculation of pro forma basic and diluted EPS for common shareholders under the two-class method for the year ended December 31, 2003 and the six months ended June 30, 2004 is shown below. EPS for preferred shareholders are not required to be disclosed.

	Year ended	Six months
	December 31,	ended June 30,
	2003	2004
Basic EPS-Two-Class Method
Income before cumulative effect of accounting change	$32,089	$101,485
Less preferred dividend	(58,397)	(10,768)

(Loss) income before cumulative effect of accounting change available to common shareholders	(26,308)	90,717
Amount allocable to common shareholders (a)	100%	77%

(Loss) income before cumulative effect of accounting change allocable to common shareholders	(26,308)	69,852
Weighted average common shares outstanding	30,683	31,132

Basic EPS	$(0.86)	$2.24

	Year ended	Six months
	December 31,	ended June 30,
	2003	2004
Diluted EPS-Two-Class Method
Income before cumulative effect of accounting change	$32,089	$101,485
Less preferred dividend	(58,397)	(10,768)

(Loss) income before cumulative effect of accounting change available to common shareholders	(26,308)	90,717
Amount allocable to common shareholders (a)	100%	77%

(Loss) income before cumulative effect of accounting change allocable to common shareholders	(26,308)	69,852
Weighted average diluted shares outstanding	30,683	32,379

Diluted EPS	$(0.86)	$2.16

(a) 31,132 / (31,132+ 9,295) for the six months ended June 30, 2004. In computing EPS using the two-class method, we have not allocated the loss before cumulative effect of accounting change available to common shareholders in the year ended December 31, 2003 between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss. The assumed conversion of the Preferred Stock at the beginning of the year ended December 31, 2003 and the six months ended June 30, 2004 would have resulted in 8,761 and 9,295 additional shares of common stock, respectively. The effect of stock options in 2003 and the assumed conversion of the Preferred Stock in 2004 and 2003 were anti-dilutive and therefore are not included in the calculation of diluted EPS in those periods.

(c) Exhibits.

Exhibit
Number	Description
2.1	Purchase Agreement, dated as of July 28, 2004, by and among R.H. Donnelley Corporation, Ameritech Corporation and Ameritech Publishing, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2004, Commission File No. 001-07155)

2.2	Amendment No. 1 to the Purchase Agreement, dated as of September 1, 2004, by and among R.H. Donnelley Corporation, Ameritech Corporation and Ameritech Publishing, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.1	Second Supplemental Indenture, dated as of September 1, 2004, by and among R.H. Donnelley Inc., the guarantors party thereto and The Bank of New York, as Trustee, with respect to the 8 7/8% Senior Notes due 2010 of R.H. Donnelley Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.2	Third Supplemental Indenture, dated as of September 1, 2004, by and among R.H. Donnelley Inc., the guarantors party thereto and The Bank of New York, as Trustee, with respect to the 10 7/8% Senior Subordinated Notes due 2012 of R.H. Donnelley Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.3	Senior Guarantees relating to the Second Supplemental Indenture to the Indenture governing R.H. Donnelley Inc.’s 8 7/8% Senior Notes incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.4	Senior Subordinated Guarantees relating to the Third Supplemental Indenture to the Indenture governing R.H. Donnelley Inc.’s 10 7/8% Senior Subordinated Notes due 2012 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.1	Directory Services License Agreement, dated as of September 1, 2004, among R.H. Donnelley Corporation, R.H. Donnelley Publishing & Advertising of Illinois Partnership (formerly known as The APIL Partners Partnership), DonTech II Partnership, Ameritech Corporation, SBC Directory Operations, Inc. and SBC Knowledge Ventures, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.2	Non-Competition Agreement, dated as of September 1, 2004, between R.H. Donnelley Corporation and SBC Communications, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

Exhibit
Number	Description
10.3	SMARTpages Reseller Agreement, dated as of September 1, 2004, among SBC Communications, Inc., Southwestern Bell Yellow Pages, Inc., SBC Knowledge Ventures, L.P., R.H. Donnelley Corporation, R.H. Donnelley Publishing & Advertising of Illinois Partnership (formerly known as The APIL Partners Partnership) and DonTech II Partnership. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.4	Ameritech Directory Publishing Listing License Agreement, dated as of September 1, 2004, among R.H. Donnelley Publishing & Advertising of Illinois Partnership (formerly known as The APIL Partners Partnership), DonTech II Partnership and Ameritech Services Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.5	Amended and Restated Credit Agreement, dated as of September 1, 2004, by and among, R.H. Donnelley Inc., as borrower, R.H. Donnelley Corporation, the lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint leadarrangers and joint bookrunners, J.P. Morgan Chase Bank and Bear Stearns Corporate Lending Inc., as co-syndication agents, Citicorp North America, Inc. and Goldman Sachs Credit Partners L.P., as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.6	Amended and Restated Guaranty and Collateral Agreement, dated as of September 1, 2004, by and among R.H. Donnelley Corporation, R.H. Donnelley Inc., R.H. Donnelley APIL, Inc., R.H. Donnelley Publishing & Advertising, Inc., Get Digital Smart.com Inc., R.H. Donnelley Publishing & Advertising of Illinois Partnership, DonTech II Partnership, DonTech Holdings, LLC, and R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION
By:	/S/ Steven M. Blondy
	Name:	Steven M. Blondy
	Title:	Senior Vice President and Chief Financial Officer

Date: November 17, 2004

R.H. DONNELLEY INC.
By:	/S/ Steven M. Blondy
	Name:	Steven M. Blondy
	Title:	Senior Vice President and Chief Financial Officer

Date: November 17, 2004

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Purchase Agreement, dated as of July 28, 2004, by and among R.H. Donnelley Corporation, Ameritech Corporation and Ameritech Publishing, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 2, 2004, Commission File No.001-07155)

2.2	Amendment No. 1 to the Purchase Agreement, dated as of September 1, 2004, by and among R.H. Donnelley Corporation, Ameritech Corporation and Ameritech Publishing, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.1	Second Supplemental Indenture, dated as of September 1, 2004, by and among R.H. Donnelley Inc., the guarantors party thereto and The Bank of New York, as Trustee, with respect to the 8 7/8% Senior Notes due 2010 of R.H. Donnelley Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.2	Third Supplemental Indenture, dated as of September 1, 2004, by and among R.H. Donnelley Inc., the guarantors party thereto and The Bank of New York, as Trustee, with respect to the 10 7/8% Senior Subordinated Notes due 2012 of R.H. Donnelley Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

4.3	Senior Guarantees relating to the Second Supplemental Indenture to the Indenture governing R.H. Donnelley Inc.’s 8 7/8% Senior Notes due 2010 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No.001-07155)

4.4	Senior Subordinated Guarantees relating to the Third Supplemental Indenture to the Indenture governing R.H. Donnelley Inc.’s 10 7/8% Senior Subordinated Notes due 2012 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.1	Directory Services License Agreement, dated as of September 1, 2004, among R.H. Donnelley Corporation, R.H. Donnelley Publishing & Advertising of Illinois Partnership (formerly known as The APIL Partners Partnership), DonTech II Partnership, Ameritech Corporation, SBC Directory Operations, Inc. and SBC Knowledge Ventures, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.2	Non-Competition Agreement, dated as of September 1, 2004, between R.H. Donnelley Corporation and SBC Communications, Inc. (incorporated by reference to Exhibit 10.2 to

Exhibit
Number	Description
the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.3	SMARTpages Reseller Agreement, dated as of September 1, 2004, among SBC Communications, Inc., Southwestern Bell Yellow Pages, Inc., SBC Knowledge Ventures, L.P., R.H. Donnelley Corporation, R.H. Donnelley Publishing & Advertising of Illinois Partnership (formerly known as The APIL Partners Partnership) and DonTech II Partnership. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.4	Ameritech Directory Publishing Listing License Agreement, dated as of September 1, 2004, among R.H. Donnelley Publishing & Advertising of Illinois Partnership (formerly known as The APIL Partners Partnership), DonTech II Partnership and Ameritech Services Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.5	Amended and Restated Credit Agreement, dated as of September 1, 2004, by and among, R.H. Donnelley Inc., as borrower, R.H. Donnelley Corporation, the lenders from time to time parties thereto, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint bookrunners, J.P. Morgan Chase Bank and Bear Stearns Corporate Lending Inc., as co-syndication agents, Citicorp North America, Inc. and Goldman Sachs Credit Partners L.P., as co-documentation agents, and Deutsche Bank Trust Company Americas, as administrative agent (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)

10.6	Amended and Restated Guaranty and Collateral Agreement, dated as of September 1, 2004, by and among R.H. Donnelley Corporation, R.H. Donnelley Inc., R.H. Donnelley APIL, Inc., R.H. Donnelley Publishing & Advertising, Inc., Get Digital Smart.com Inc., R.H. Donnelley Publishing & Advertising of Illinois Partnership, DonTech II Partnership, DonTech Holdings, LLC, and R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC. (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2004, Commission File No. 001-07155)